PROSPECTUS SUPPLEMENT (To Prospectus dated July 14, 2023)	Filed Pursuant to Rule 424(b)(5) Registration No. 333-273197

ImmunoPrecise Antibodies Ltd.

Up to U.S.$60,000,000
Common Shares

We have entered into a Sales Agreement, dated as of February 23, 2024, or the sales agreement, with Clear Street LLC, or Clear Street or the Agent, relating to the sale of our common shares, or Common Shares, offered by this prospectus supplement, or the Prospectus Supplement. In accordance with the terms of the sales agreement, under this Prospectus Supplement we may offer and sell our common shares, our Common Shares, having an aggregate offering price of up to U.S.$60,000,000 from time to time through Clear Street, acting as our agent. Common Shares will only be sold on the facilities of an exchange or market outside Canada to purchasers who we have no reason to believe are resident in Canada and, in all other cases, to purchasers who are not located or resident in Canada. There will be no solicitations or advertising activities undertaken in Canada in connection with the offering. The Common Shares offered hereby have not been qualified for distribution by prospectus under the securities laws of any province or territory of Canada. See "Plan of Distribution".

Our Common Shares are listed for trading on the Nasdaq Global Market, or Nasdaq, under the symbol "IPA". On February 16, 2024, the closing price of the Common Shares on Nasdaq was U.S.$1.97.

Sales of our Common Shares, if any, under this Prospectus Supplement may be made by any method permitted by law that is deemed to be an "at the market offering" as defined in Rule 415(a)(4) under the Securities Act. Clear Street is not required to sell any specific number or dollar amount of securities but will act as our sales agent using commercially reasonable efforts, consistent with its normal trading and sales practices, on mutually agreed terms between Clear Street and us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Clear Street will be entitled to compensation at a commission rate equal to 3.0% of the gross proceeds of the Common Shares sold under the sales agreement. In connection with the sale of the Common Shares on our behalf, Clear Street will be deemed to be an "underwriter" within the meaning of the Securities Act and the compensation of Clear Street will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Clear Street with respect to certain liabilities, including civil liabilities under the Securities Act and the Securities and Exchange Act of 1934, as amended, or the Exchange Act. See "Plan of Distribution" beginning on page S-13 for additional information regarding the compensation to be paid to Clear Street.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 and a foreign private issuer as defined under Rule 405 of the Securities Act of 1933, as amended, or the Securities Act, and, as such, are subject to certain reduced public company reporting requirements. See "Prospectus Summary - Implications of Being an Emerging Growth Company and Foreign Private Issuer Status."

Any investment in our Common Shares involves risks that should be carefully considered by prospective investors before purchasing shares. The risks outlined in this Prospectus Supplement, the accompanying prospectus dated July 14, 2023, or the Prospectus, and in the documents incorporated by reference herein and therein should be carefully reviewed and considered by prospective investors in connection with any investment in the Common Shares. See "Cautionary Statement Regarding Forward-Looking Statements" and "Risk Factors".

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE SEC, OR ANY STATE SECURITIES COMMISSION OR ANY REGULATORY AUTHORITY NOR HAVE ANY SUCH AUTHORITIES PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospective investors should be aware that the acquisition of our Common Shares as described herein may have tax consequences both in Canada and the United States. Such consequences for investors who are resident in, or citizens of, Canada or the United States may not be described fully herein. See "Certain U.S. Federal Income Tax Considerations". The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that we are incorporated under the laws of British Columbia, Canada, that some of our officers and directors may be located outside of the United States, that some or all of the experts named in the Registration Statement may be located outside of the United States, and that all or a substantial portion of our assets Company and said persons may be located outside the United States. See "Risk Factors" and "Enforcement of Civil Liabilities".

Clear Street

The date of this prospectus is February 23, 2024.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

IMPORTANT NOTICE ABOUT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND
THE ACCOMPANYING PROSPECTUS

This document is in two parts. The first part is this Prospectus Supplement, which describes the specific terms of this offering and the method of distribution of the Common Shares to be sold pursuant to the sales agreement, also adds to and updates certain information contained in the accompanying Prospectus and the documents incorporated by reference therein and herein. The second part, the accompanying Prospectus, gives more general information, some of which may not apply to this offering. This Prospectus Supplement is deemed to be incorporated by reference into the Prospectus solely for the purposes of this offering. Other documents are also incorporated or deemed to be incorporated by reference into this Prospectus Supplement and into the Prospectus. See "Documents Incorporated by Reference."

This Prospectus Supplement and the accompanying Prospectus are part of the Registration Statement on Form F-3 that has been filed with the SEC under the Securities Act utilizing a "shelf" registration process. The Registration Statement was declared effective by the SEC under the Securities Act on July 14, 2023 (File No. 333-273197), and remains effective as of the date hereof. This Prospectus Supplement does not contain all of the information contained in the Registration Statement. You should refer to the Registration Statement and the exhibits thereto for further information with respect to the Company and its securities.

You should only rely on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. If the description of the Common Shares offered by this Prospectus Supplement varies between this Prospectus Supplement and the Prospectus, you should rely on the information in this Prospectus Supplement. To the extent that any statement made in this Prospectus Supplement differs from those in the Prospectus or any documents incorporated by reference herein or therein filed prior to the date of this Prospectus Supplement, the statements made in this Prospectus Supplement will be deemed to modify or supersede those made in the accompanying Prospectus and such documents incorporated by reference herein or therein.

The Company is not offering Common Shares in Canada or in any jurisdiction where this offering is not permitted by law. This Prospectus Supplement and the accompanying Prospectus must not be used by anyone for any purpose other than in connection with the distribution of Common Shares under this offering. The Company does not undertake to update the information contained in this Prospectus Supplement or contained or incorporated by reference in the Prospectus, except as required by applicable securities laws. You should not assume that the information contained in or incorporated by reference in this Prospectus Supplement, or the Prospectus is accurate as of any date other than the date of the document in which such information appears. The Company's business, financial condition, results of operations and prospects may have changed since those dates.

Neither the Company nor the Agent have authorized anyone to provide any information other than that contained or incorporated by reference in this Prospectus Supplement or the accompanying Prospectus or any relevant free writing prospectus prepared by or on behalf of the Company or to which the Company has referred you. The Company and the Agent take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. It is important for you to read and consider all information contained in this Prospectus Supplement and the accompanying Prospectus, including the documents incorporated by reference herein and therein, and any free writing prospectus that the Company has authorized for use in connection with this offering, in their entirety before making your investment decision.

This Prospectus Supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this Prospectus Supplement by any person in Canada or in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise noted or the context indicates otherwise, "ImmunoPrecise", "IPA" and the "Company" refer to ImmunoPrecise Antibodies Ltd., its subsidiaries and, as the case may be, its predecessors.

PRESENTATION OF FINANCIAL INFORMATION

The Company maintains its books and records in Canadian dollars ("CAD") and reports under International Financial Reporting Standards as issued by the International Accounting Standards Board. None of the consolidated financial statements incorporated by reference into this Prospectus Supplement were prepared in accordance with generally accepted accounting principles in the United States.

The Company's financial statements are presented in CAD. In this Prospectus Supplement, unless otherwise indicated, all dollar amounts and references to "$" or "CAD$" are to Canadian dollars and references to "U.S.$" are to United States dollars, but most of the figures included in this Prospectus Supplement and the documents incorporated by reference herein, including the Company's financial statements, are in Canadian dollars.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus Supplement, the accompanying Prospectus and the documents incorporated by reference herein and therein, contain forward-looking statements and forward-looking information under U.S. and Canadian securities laws (which we refer to collectively as "forward-looking statements") about the Company which reflect management's expectations regarding the Company's future growth, results of operations, operational and financial performance and business prospects and opportunities. In addition, the Company may make or approve certain statements in future filings with Canadian and United States regulatory authorities, in news releases, or in oral or written presentations by representatives of the Company that are not statements of historical fact and may also constitute forward-looking statements. All statements, other than statements of historical fact, made by the Company that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements, including, but not limited to statements preceded by, followed by, or that include words such as "may", "would", "could", "will", "likely", "expect", "anticipate", "believe", "intends", "plan", "forecast", "budget", "schedule", "project", "estimate", "outlook", or the negative of those words or other similar or comparable words.

Forward-looking statements involve significant risks, assumptions, uncertainties, and other factors that may cause actual future performance, achievements, or other realities to differ materiality from those expressed or implied in any forward-looking statements and, accordingly, should not be read as guarantees of future performance, achievements, or realities. Although the forward-looking statements contained in this Prospectus Supplement and the accompanying Prospectus and the documents incorporated by reference herein and therein reflect management's current beliefs based upon information currently available to management and based upon what management believes to be reasonable assumptions, the Company cannot be certain that actual results will be consistent with these forward-looking statements. A number of risks and factors could cause actual results, performance, or achievements to differ materially from the results expressed or implied in the forward-looking statements. Such risks and factors include, but are not limited to, the following:

• negative operating cash flow;

• liquidity and future financing risk;

• the financial position of the Company and its potential need for additional liquidity and capital in the future;

• the success of any of the Company's current or future strategic alliances;

• the Company may become involved in regulatory or agency proceedings, investigations and audits;

• the Company may be subject to litigation in the ordinary course of its business;

• the ability of the Company to obtain, protect and enforce patents on its technology and products;

• risks associated with applicable regulatory processes;

• the ability of the Company to achieve publicly announced milestones;

• the effectiveness of the Company's business development and marketing strategies;

• the competitive conditions of the industry in which the Company operates;

• market perception of smaller companies;

• the Company cannot assure the production of new and innovative processes, procedures or innovative approaches to antibody production or new antibodies;

• the ability of the Company to manage growth;

• the selection and integration of acquired businesses and technologies;

• the Company may lose clients;

• any reduction in demand;

• any reduction or delay in government funding of research and development ("R&D");

• costs of being a public company in the United States;

• the Company may fail to meet the delivery and performance requirements set forth in client contracts;

• the Company may become subject to patent and other intellectual property litigation;

• the Company's dependence upon key personnel;

• the Company may not achieve sufficient brand awareness;

• the Company's directors and officers may have interests which conflict with those of the Company;

• the outsourcing trend in non-clinical discovery stages of drug discovery;

• the Company's products, services and expertise may become obsolete or uneconomical;

• the effect of global economic conditions;

• the Company has a limited number of suppliers;

• the Company may become subject to liability for risks against which it cannot insure;

• clients may restrict the Company's use of scientific information;

• the Company may experience failures of its laboratory facilities;

• any contamination in animal populations;

• any unauthorized access into information systems;

• prospective investors' ability to enforce civil liabilities;

• the Company's status as a foreign private issuer;

• exposure to foreign exchange rates;

• the effects of future sales or issuances of equity securities or debt securities;

• the market price of the Common Shares may experience volatility;

• the anticipated use of proceeds from this offering, if any;

• the Company has not declared or paid any dividends on the Common Shares and does not intend to do so in the foreseeable future; and

• a liquid market for the Common Shares may not develop.

Although the Company has attempted to identify important risks and factors that could cause actual actions, events, or results to differ materially from those described in forward-looking statements, there may be other factors and risks that cause actions, events or results not to be as anticipated, estimated or intended. Further, any forward-looking statements are made as of the date of the Prospectus Supplement, Prospectus or the documents incorporated by reference herein and therein, as applicable. Other than as required by applicable securities laws, the Company assumes no obligation to update or revise them to reflect new events or circumstances. New factors emerge from time to time, and it is not possible for management to predict all such factors and to assess in advance the impact of each such factor on the Company's business or the extent to which any factor, or combination of factors, may cause actual realities to differ materially from those contained in any forward-looking statement. Accordingly, readers should not place undue reliance on forward-looking statements contained in this Prospectus Supplement, the accompanying Prospectus or the documents incorporated by reference herein and therein. All forward-looking statements disclosed in this Prospectus Supplement, the accompanying Prospectus and the documents incorporated by reference herein and therein are qualified by this cautionary statement.

DOCUMENTS INCORPORATED BY REFERENCE

This Prospectus Supplement is deemed, as of the date hereof, to be incorporated by reference in the accompanying Prospectus only for the purpose of the distribution of the Common Shares pursuant to this offering.

The following documents filed by the Company are specifically incorporated by reference into, and form an integral part of, the Prospectus as supplemented by this Prospectus Supplement:

a) our Annual Report on Form 40-F for the fiscal year ended April 30, 2023, filed with the SEC on July 10, 2023 (the "Annual Report on Form 40-F");

b) the description of our common shares contained in Annual Information Form included as Exhibit 99.119 to our Registration Statement on Form 40-F filed with the SEC on December 28, 2020; and

c) the Current Reports on Form 6-K furnished to the SEC on August 14, 2023, August 14, 2023, September 13, 2023, September 14, 2023, September 18, 2023, September 26, 2023, October 20, 2023, December 14, 2023, December 14, 2023, and February 15, 2024.

Any such documents which are filed on Form 40-F or Form 20-F, as applicable, with, or (if and to the extent expressly provided) furnished on Form 6-K to, the SEC after the date of this Prospectus Supplement and prior to the termination of this offering shall be deemed to be incorporated by reference in the Prospectus, this Prospectus Supplement and the Registration Statement, of which the Prospectus and this Prospectus Supplement form part. In addition, the Company may incorporate by reference into the Prospectus or the Registration Statement on Form F-3 that contains this Prospectus Supplement other information from documents that the Company will file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, if and to the extent expressly provided therein. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Company and readers should review all information contained in this Prospectus Supplement, the accompanying Prospectus and the documents incorporated or deemed to be incorporated herein or therein by reference.

Copies of the documents incorporated by reference in the Prospectus, as supplemented by this Prospectus Supplement, may be obtained on written or oral request without charge from ImmunoPrecise Antibodies Ltd., at 3204-4464 Markham Street, Victoria, BC V8Z 7X8, telephone: (250) 483-0803 or by accessing the disclosure documents through the internet on the SEC's Electronic Data Gathering, Analysis, and Retrieval System ("EDGAR") at www.sec.gov/edgar.

Any statement contained in this Prospectus Supplement, in the accompanying Prospectus, or in a document (or part thereof) incorporated or deemed to be incorporated by reference therein or herein shall be deemed to be modified or superseded, for purposes of this Prospectus Supplement or the accompanying Prospectus, to the extent that a statement contained herein or therein, or in any subsequently filed document (or part thereof) which also is, or is deemed to be, incorporated by reference in the this Prospectus Supplement or the Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement or the Prospectus. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set out in the document or statement that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

References to the Company's website in any documents that are incorporated by reference into this prospectus do not incorporate by reference the information on such website into this Prospectus Supplement, and the Company disclaims any such incorporation by reference.

MARKET AND INDUSTRY DATA

This Prospectus Supplement, the accompanying Prospectus and certain of the documents incorporated by reference herein and therein contain market and industry data obtained from a combination of third-party sources and the estimates of management of the Company. Although management believes that these third-party sources and the estimates of management are reliable, the accuracy and completeness of such data is not guaranteed and has not been verified by any independent sources. Market and industry data, including estimates and projections relating to size of market and market share, is inherently imprecise and cannot be verified due to limitations in the availability and reliability of data inputs, the voluntary nature of the data gathering process and other limitations inherent in any market research or other survey. Management's estimates are based on internal research, its knowledge of the relevant market and industry and extrapolations from third-party sources. While the Company is not aware of any misstatements regarding the market and industry data presented in this Prospectus Supplement, the accompanying Prospectus or the documents incorporated by reference herein and therein, and is responsible for the accuracy of such sources and data, such data involve risks and uncertainties and are subject to change based on various factors, including those factors discussed under "Cautionary Statement Regarding Forward-Looking Statements". The Company has no intention and undertakes no obligation to update or revise any such information or data, whether as a result of new information, future events or otherwise, except as required by law.

ENFORCEMENT OF CIVIL LIABILITIES

ImmunoPrecise is a corporation organized under the laws of the Province of British Columbia. Some of ImmunoPrecise's directors reside outside the United States, and a substantial portion of ImmunoPrecise's assets and all or a substantial portion of the assets of these persons are located outside the United States.

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued, or otherwise organized under the laws of a foreign jurisdiction or that resides outside of Canada, even if the party has appointed an agent for service of process.

The Company has appointed an agent for service of process in the United States. It may be difficult for investors who reside in the United States to effect service of process in the United States upon the Company, or to enforce a U.S. court judgment predicated upon the civil liability provisions of the U.S. federal securities laws against the Company or any of the directors referred to above. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws.

WHERE YOU CAN FIND MORE INFORMATION

ImmunoPrecise is subject to continuous disclosure obligations of the securities commissions or similar regulatory authorities in the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island, and Newfoundland, in Canada. Purchasers are invited to read and copy any reports, statements, or other information, other than confidential filings, that ImmunoPrecise files with the Canadian provincial securities commissions or similar regulatory authorities. These filings are also electronically available on the System for Electronic Data Analysis and Retrieval + ("SEDAR+") at www.sedarplus.com. Documents filed on SEDAR+ are not, and should not be considered, part of this Prospectus Supplement or the Prospectus. ImmunoPrecise has filed with the SEC under the Securities Act the Registration Statement relating to the Common Shares being offered hereunder, of which the Prospectus and this Prospectus Supplement form part. The Prospectus and this Prospectus Supplement do not contain all of the information set out in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted or required by the rules and regulations of the SEC. Items of information omitted from the Prospectus and this Prospectus Supplement but contained in the Registration Statement will be available on the SEC's website at www.sec.gov/edgar.

ImmunoPrecise is also subject to periodic reporting and other informational requirements of the Exchange Act as applicable to "foreign private issuers" and files reports with the SEC. Accordingly, ImmunoPrecise is required to file reports, including annual reports on Form 40-F or Form 20-F, as applicable, and other information with the SEC. ImmunoPrecise is a "foreign private issuer" as defined in Rule 405 under the Securities Act. As such, ImmunoPrecise is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and ImmunoPrecise's officers and directors are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. ImmunoPrecise's reports and other information filed or furnished with or to the SEC are available on EDGAR at www.sec.gov/edgar.

PROSPECTUS SUPPLEMENT SUMMARY

The following is a summary of information relating to the Company and does not contain all the information about the Company that may be important to you. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the Common Shares. For a more complete understanding of the Company and the offering, the Company encourages you to read and carefully consider the more detailed information in this Prospectus Supplement and the accompanying Prospectus, including the information incorporated by reference in this Prospectus Supplement and the accompanying Prospectus, and in particular, the information under the heading "Risk Factors" in the Prospectus. All capitalized terms used in this summary refer to definitions contained elsewhere in this Prospectus Supplement or the accompanying Prospectus, as applicable.

General

ImmunoPrecise Antibodies Ltd. is presently traded on the Nasdaq Global Market with the ticker symbol "IPA". On November 25, 2022, the Company made a strategic decision to voluntarily delist its common shares from the TSX Venture Exchange. The corporate headquarters of IPA are situated at 3204 - 4464 Markham Street, Victoria, BC V8Z 7X8.

Overview

The Company is an innovation-driven, technology platform company that supports its pharmaceutical and biotechnology company partners in their quest to discover and develop novel, therapeutic antibodies against all classes of disease targets. The Company aims to transform the conventional, multi-vendor, product development model by bringing innovative and high-throughput technologies to its partners, incorporating the advantages of diverse antibody repertoires with the Company's therapeutic antibody discovery suite of technologies, to exploit antibodies of broad epitope coverage, multiple antibody formats, valency, and size, and to discover antibodies against multiple/rare epitopes.

The Company offers comprehensive support to its partners, starting with customized, computational project design, antigen preparation, an on-site vivarium, immunization services, high-throughput discovery platforms, functional antibody testing, lead candidate selection, antibody optimization, antibody engineering and manufacturing, all under one contract.

The Company believes that its experience, innovation, technologies, scientific rigor, and focus on producing quality products, provide a unique experience in one-stop service offerings, and assist the Company in its aim to reduce the time required for, and the inherent risk associated with, conventional multi-vendor product development.

The Company has achieved organic revenue growth through market penetration and service diversification in the biologics, contract research organization ("CROs") space, as well as accretive growth through strategic expansion of its operations in Europe, by acquiring and integrating innovative technologies, and through investments in R&D.

Services

IPA is a leading biotherapeutic research and technology firm, distinguished by its proficiency in both in silico and wet lab methodologies. At the intersection of systems biology, multi-omics modeling, and complex artificial intelligence systems, the Company has carved out a unique space within the field. The core of the Company's operations encompasses a diverse suite of proprietary technologies that aid in the exploration, discovery, and development of novel drugs and biologics.

The breadth of services provided by IPA unfolds sequentially in alignment with the process of antibody discovery and development. Starting from the in silico arena, the Company utilizes custom antigen modeling, target analysis using Natural Language Processing, and the patented HYFTTM analysis to lay the groundwork for the subsequent experimental phases.

As the projects transition into the wet lab phase, IPA's capabilities diversify, offering an array of services such as immunogen design and manufacturing, B cell sorting incorporating IPA's proprietary Function-First B cell screening and sequencing, and the production and screening of custom, immune, and proprietary naïve phage display libraries. IPA's wet lab antibody discovery technologies are compatible with in-depth mining of antibody repertoires by next generation sequencing (NGS) and computational analysis. The Company's hybridoma discovery and production services, enhanced by multiplexed high-throughput screening and single clone-picking, complement the expertise it possesses with transgenic animals and multi-species antibody discovery.

The Company then steps into antibody characterization studies, which encompass affinity measurements, epitope landscape profiling, functional assays, and in silico analyses including immunogenicity, three-dimensional modeling, relative affinity rankings, molecular docking, and off-target analyses. Additional services include the creation of bi-specifics, single domain (such as VHH and VNAR (shark)) antibodies, recombinant cloning, protein and antibody manufacturing and quality control, stable cell line generation, antibody engineering, optimization including humanization, cryopreservation, and cryostorage.

ImmunoPrecise's wholly-owned subsidiaries, IPA Canada and IPA Europe, have received recognition as approved Contract Research Organizations for top-tier transgenic animal platforms producing antibodies with human antigen binding domains, as well as diverse protein manufacturing services. The subsidiaries also form a critical component of the Company's R&D investments, promoting the development of proprietary technologies like B cell Select® and DeepDisplayTM platforms, applicable across a wide array of species and strains, including transgenic animals.

Operations of the Company

ImmunoPrecise is a global operation with a presence in Utrecht and Oss in the Netherlands; Diepenbeek in Belgium; Victoria, British Columbia, in Canada; and Fargo, North Dakota, in the United States. This broad reach enables IPA to tap into thriving locations that strongly support the life sciences industry and the development of artificial intelligence.

The Company's leadership, spanning North America and Europe, holds global responsibility for financial and accounting oversight, sales and marketing, investor relations, and information technology. An enterprise resource management system aids in automating marketing and sales, enhancing customer relationship management, and simplifying accounting, financial reporting, and project management tasks.

The Company's head office is in Victoria, British Columbia, and the base for U.S. operations is in Fargo, North Dakota. IPA Canada operates from Victoria, British Columbia (Canada), performing custom antibody generation since its inception. The Company has recently completed the expansion of its vivarium in Victoria while simultaneously intensifying its capabilities in measuring protein binding kinetics and high-throughput label-free protein-protein interactions and further developing and improving technologies such as its B cell Select® platform.

The acquisition of U-Protein Express B.V. ("UPE") and ModiQuest Research B.V. ("MQR"), now collectively named IPA Europe, has deepened the Company's technological competence, and expanded its capabilities for partners worldwide. The team from MQR in Oss brings extensive expertise in various areas, including in vitro antibody phage library generation, antibody characterization, optimization, and engineering. The UPE team in Utrecht specializes in the production of complex proteins and antibodies, supporting numerous programs across various sectors using their proprietary expression platform rPEx®.

On April 14, 2022, the Company successfully acquired BioStrand BV, BioKey BV, and BioClue BV, a group of innovative artificial intelligence entities based in Belgium. These entities are leaders in the field of multi-omics and in silico biotechnology, specializing in the intricate task of identifying and coding unique biological fingerprints within proteins, RNA, and DNA across multiple information layers, giving rise to unprecedented insights into biological molecules, including intricate relationships between protein structure and function. At its core, LENSai boasts a knowledge graph that maps 25 billion relationships across 660 million data objects, ensuring a deep and interconnected understanding of genes, proteins, and biological pathways. This strategic acquisition further bolsters the Company's standing in the rapidly advancing fields of multi-omics and in silico antibody discovery and development.

The Company continues to broaden its intellectual property portfolio in additional, meaningful ways, including internal R&D, acquisitions, and collaborations. There is also an emphasis on therapeutic antibody asset development in areas such as oncology, inflammation, neurodegenerative diseases, autoimmunity, and atherosclerosis.

Corporate Information

The Company was incorporated on November 22, 1983 under the laws of Alberta, before continuing into British Columbia on September 2, 2016. On December 21, 2016, the Company changed its name to "ImmunoPrecise Antibodies Ltd." The Company's registered and records office is located at 1800 - 510 West Georgia Street, Vancouver, British Columbia V6B 0M3 and its head office is located at 3204 - 4464 Markham Street, Victoria, British Columbia, Canada V8Z 7X8. The Company's website address is www.ipatherapeutics.com. Information contained on, or accessible from, the Company's website does not constitute part of this Prospectus Supplement or the Prospectus.

RISK FACTORS

An investment in the Company's Common Shares is subject to a number of risks that should be carefully considered by a prospective investor. Before deciding whether to invest in the Common Shares, prospective investors should carefully consider, in light of their own financial circumstances, the risk factors and other information described in this Prospectus Supplement and the accompanying Prospectus and the documents incorporated by reference herein and therein, including the Annual Report on Form 40-F. See "Documents Incorporated by Reference" in this Prospectus Supplement and under "Risk Factors - Risks Related to the Securities of the Company" in the Prospectus. In addition, other risks and uncertainties not presently known by management of the Company could impair the Company and its business in the future. The risks described in the Prospectus and the documents incorporated by reference herein and therein also include forward-looking statements and the Company's actual results may differ substantially from those discussed in the forward-looking statements. See "Cautionary Statement Regarding Forward-Looking Statements."

While investors should review all of the risk factors in the Company's Annual Report on Form 40-F, the accompanying Prospectus, and the documents incorporated by reference herein and therein, investors should pay particular attention to the following risk factors, certain of which have been repeated given the materiality of these risks to the Company's ongoing plan of operations:

You will experience dilution as a result of the Offering.

Giving effect to the issuance of Common Shares in this offering, the receipt of the expected net proceeds and the use of those proceeds, this offering will have a dilutive effect on our expected net income available to our shareholders per share and funds from operations per share. The dilution per share to investors participating in this offering will be $1.18 (see "Dilution" below).

It is not possible to predict the aggregate proceeds resulting from sales made under the sales agreement.

Subject to certain limitations in the sales agreement and compliance with applicable law, the Company has the discretion to deliver a placement notice to Clear Street at any time throughout the term of the sales agreement. The number of shares that are sold through Clear Street after delivering a placement notice will fluctuate based on a number of factors, including the market price of the Common Shares stock during the sales period, any limits the Company may set with Clear Street in any applicable placement notice and the demand for the Common Shares. As such, it is not possible to predict the number of shares to be sold pursuant to the sales agreement. Because the price per share of each share sold pursuant to the sales agreement will fluctuate based on the market price of the Common Shares during the sales period, it is not currently possible to predict the aggregate proceeds to be raised in connection with sales under the sales agreement.

The Company will have broad discretion regarding use of proceeds and may not use the proceeds effectively.

Management will have broad discretion in the application of the net proceeds of the offering and investors will be relying on the judgment of management regarding the application of these proceeds. Management could spend the net proceeds of the offering in ways that do not improve the Company's results of operations. Failure to apply the funds effectively could have a material adverse effect on the Company's business and cause the price of the Common Shares to decline. At the date of this Prospectus Supplement, the Company intends to use the net proceeds from the offering as described under the heading "Use of Proceeds". However, the Company's needs may change as the business and the industry the Company addresses evolve. As a result, the net proceeds to be received in the offering may be used in a manner significantly different from the Company's expectations.

The Common Shares will be sold in "at-the-market" distributions, and investors who buy shares at different times will likely pay different prices.

Investors who purchase Common Shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. The Company will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

There may be future sales or other dilution of the Company's equity, which may adversely affect the market price of the Common Shares.

The Company is generally not restricted from issuing additional Common Shares, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares. The market price of the Common Shares could decline as a result of sales of Common Shares or securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares after this offering or the perception that such sales could occur.

Changes in tax laws and regulations, and the Inflation Reduction Act of 2022 may impact the Company and the value of the Common Shares.

The Company operates in multiple jurisdictions and is subject to tax laws and regulations of various governments. These tax laws and regulations are complex and subject to change and varying interpretations. Tax authorities may interpret tax laws and regulations differently than the Company does and challenge tax positions that the Company has taken. This may result in differences in the treatment of revenues, deductions, credits and/or differences in the timing of these items. The differences in treatment may result in payment of additional taxes, interest or penalties that could have an adverse effect on the Company’s financial condition and results of operations. Further, future changes to tax laws and regulations could increase the Company’s tax obligations in jurisdictions where the Company does business or require the Company to change the manner in which the Company conducts some aspects of its business.

The U.S. Congress is currently considering numerous items of legislation which may be enacted prospectively or with retroactive effect, which legislation could impact the Company’s financial performance and the value of the Common Shares. Additionally, states or other jurisdictions in which the Company operates or owns assets may impose new or increased taxes. If enacted, most of the proposals would be effective for the current or later years. The proposed legislation remains subject to change, and its impact on the Company and purchasers of the Common Shares is uncertain.

In addition, the Inflation Reduction Act of 2022 includes provisions that impact the U.S. federal income taxation of certain corporations. Among other items, this legislation includes provisions that impose a minimum tax on the book income of certain large corporations and an excise tax on certain corporate stock purchases that is imposed on the corporation purchasing such stock. It is unclear how this legislation will be implemented by the U.S. Department of the Treasury and the Company cannot predict how this legislation or any future changes in tax laws might affect the Company or purchasers of the Common Shares.

The Company may be a passive foreign investment company for U.S. federal income tax purposes, which could result in adverse U.S. federal income tax consequences to U.S. Holders.

Generally, if, for any taxable year, at least 75% of the Company’s gross income is passive income or at least 50% of the value of the Company’s assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce passive income or are held for the production of passive income, including cash, the Company would be characterized as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes. For purposes of these tests, passive income includes, among other things, dividends, interest, and gains from the sale or exchange of investment property and rents or royalties other than rents or royalties which are received from unrelated parties in connection with the active conduct of a trade or business. Cash and cash equivalents are generally treated as passive assets. Goodwill is treated as an active asset to the extent associated with business activities that produce active income. For purposes of the PFIC rules, a non-U.S. corporation that owns, directly or indirectly, at least 25% by value of the equity interests of another corporation or partnership is treated as if it held its proportionate share of the assets of the other corporation or partnership and directly received its proportionate share of the income of the other corporation or partnership. Equity interests of less than 25% by value in any other corporation or partnership are treated as passive assets, regardless of the nature of the other corporation or partnership’s business. If the Company is a PFIC for any taxable year in which a U.S. Holder (as defined in “Certain U.S. Federal Income Tax Considerations”) holds Common Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder, including increased tax liability on disposition gains and certain “excess distributions” and additional reporting requirements. See “Certain U.S. Federal Income Tax Considerations—Passive Foreign Investment Company Rules.”

The Company believes that it was not a PFIC for its tax year ended April 30, 2023. However, while the Company does not intend to become a PFIC for its current tax year or in the future, based on the cash raised in this offering and current business plans and financial expectations, the Company may be a PFIC for its current tax year and may be a PFIC in the future. The Company’s PFIC classification for its current or future tax years may depend on, among other things, how quickly the Company may raise cash pursuant to this offering, the manner in which, and how quickly, the Company utilizes its cash on hand and the cash proceeds received from this offering, as well as on changes in the market value of Common Shares. Whether the Company is a PFIC for any taxable year will also depend on the composition of its income and the composition, nature and value of its assets from time to time (including the value of its goodwill, which may be determined by reference to the value of the Common Shares, which could fluctuate). As a result, there can be no assurance that the Company will not be treated as a PFIC for the current or any future taxable year and the Company’s U.S. counsel expresses no opinion with respect to the Company’s PFIC status for any prior, current or future taxable year. Even if the Company determines that it is not a PFIC for a taxable year, there can be no assurance that the Internal Revenue Service, or the IRS, will agree with the Company’s conclusion and that the IRS would not successfully challenge the Company’s position. Each U.S. Holder should consult its own tax advisor regarding these issues and any available elections to mitigate such tax consequences.

If a U.S. Holder as defined below is treated as owning at least 10% of the value or voting power of the Company’s Common Shares, such holder may be subject to adverse U.S. federal income tax consequences.

If a U.S. Holder is treated as owning (directly, indirectly, or constructively) at least 10% of the aggregate value or voting power of the Company’s Common Shares, such person may be treated as a “United States Shareholder” with respect to each “controlled foreign corporation” in the Company’s group (if any), which may subject such person to adverse U.S. federal income tax consequences. The Company’s group currently includes multiple U.S. subsidiary corporations and, therefore, under current law the Company’s current non-U.S. subsidiary and any future newly-formed or acquired non-U.S. subsidiaries that are treated as corporations for U.S. federal income tax purposes will be treated as controlled foreign corporations, regardless of whether the Company is treated as a controlled foreign corporation. A United States Shareholder of a controlled foreign corporation generally is required to report annually and include in its U.S. taxable income its pro rata share of “Subpart F income,” “global intangible low-taxed income,” and investments in U.S. property by controlled foreign corporations, regardless of whether the Company makes any distributions. An individual that is a United States Shareholder with respect to a controlled foreign corporation generally would not be allowed certain tax deductions or foreign tax credits that would be available to a United States Shareholder that is a U.S. corporation. Failure to comply with these reporting obligations may subject a United States Shareholder to significant monetary penalties and may prevent the statute of limitations with respect to such shareholder’s U.S. federal income tax return for the year for which reporting was due from starting.

The Company cannot provide any assurances that it will assist investors in determining whether any subsidiary of the Company is treated as a controlled foreign corporation or whether any holder of the Company’s Common Shares is treated as a United States Shareholder with respect to any such controlled foreign corporation or furnish to any United States Shareholders information that may be necessary to comply with the aforementioned reporting and tax paying obligations. The United States Internal Revenue Service provided limited guidance on situations in which investors may rely on publicly available information to comply with their reporting and tax paying obligations with respect to foreign-controlled controlled foreign corporations. Each U.S. Holder of the Company’s Common Shares should consult its own tax advisors regarding the potential application of these rules to an investment in the Company’s Common Shares.

SUMMARY OF THE OFFERING

The following is a summary of the principal features of the offering and is subject to, and should be read together with, the more detailed information, financial data and statements contained elsewhere in, and incorporated by reference into, this Prospectus Supplement and the accompanying Prospectus.

Common Shares Offered	Up to 30,456,853 Common Shares, based on an assumed offering price of U.S.$1.97 per share, which was the closing price of our common stock on The Nasdaq Global Market on February 16, 2024. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distribution	"At-the-market offering" that may be made from time to time through our sales agent, Clear Street. No Common Shares will be sold in Canada, or on any trading markets in Canada as at-the-market distributions or otherwise. See "Plan of Distribution".

Use of Proceeds	The net proceeds from this offering to the extent raised, are expected to be used by the Company for research and development; capital expenditures, including expansion of existing laboratory facilities; and working capital and general corporate purposes. The Company may also use a portion of the net proceeds to invest in or acquire businesses or technologies that it believes are complementary, although the Company has no current understandings, commitments, or agreements with respect to any investments or acquisitions as of the date of this Prospectus Supplement. See "Use of Proceeds".

Risk Factors	See "Risk Factors" in this Prospectus Supplement and the accompanying Prospectus and the risk factors discussed or referred to in the documents incorporated by reference in this Prospectus Supplement and the accompanying Prospectus for a discussion of factors that should be read and considered before investing in the Common Shares.

Tax Considerations	Purchasing the Common Shares may have tax consequences. This Prospectus Supplement and the accompanying Prospectus may not describe these consequences fully for all investors. Investors should read the tax discussion in this Prospectus Supplement and accompanying Prospectus and consult with their own tax advisor. See "Certain U.S. Federal Income Tax Considerations".

Nasdaq Global Market Symbol	"IPA"

Implications of Being an Emerging Growth Company	The Company qualifies as an "emerging growth company" pursuant to the Jumpstart Our Business Startups Act of 2012, as amended. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies, including: reduced executive compensation disclosure, exemptions from the requirement to hold non-binding advisory votes on executive compensation and an exemption from the auditor attestation requirements under Section 404 of Sarbanes-Oxley Act of 2002, as amended.

Foreign Private Issuer Status	The Company is a foreign private issuer under U.S. securities laws. As such, it is exempt from certain provisions applicable to United States domestic public companies, including: the Company is not required to provide as many Exchange Act reports or as frequently as a domestic public company, for interim reporting, the Company is permitted to comply solely with our home country requirements, the Company is not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations and it is not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities.

USE OF PROCEEDS

The Company may issue and sell its Common Shares having aggregate gross sales proceeds of up to U.S.$60,000,000 from time to time (before deducting sales agent commissions and expenses). Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to the Company, if any, are not determinable at this time. There can be no assurance that the Company will sell any shares under or fully utilize the sales agreement with Clear Street as a source of financing. The net proceeds from this offering to the extent raised, are expected to be used by the Company for research and development; capital expenditures, including expansion of existing laboratory facilities; and working capital and general corporate purposes. The Company may also use a portion of the net proceeds to invest in or acquire businesses or technologies that it believes are complementary, although the Company has no current understandings, commitments, or agreements with respect to any investments or acquisitions as of the date of this Prospectus Supplement.

Although the Company intends to apply the proceeds to the objectives set forth above, there may be circumstances where, for business reasons, a reallocation of funds may be deemed prudent or necessary and the ultimate use of proceeds may vary materially from that set forth above. Accordingly, management of the Company will have significant discretion and flexibility in applying the net proceeds from the sale of the Common Shares in this offering. See "Risk Factors".

CONSOLIDATED CAPITALIZATION

Since October 31, 2023, the date of the Company's most recently filed condensed interim consolidated financial statements, there have been no material changes to its share capital, on a consolidated basis, other than the issuance of 1,265,000 Common Shares on December 8, 2023 in connection with the Company's registered United States offering (the "December Offering").

The Company had 25,050,260 Common Shares, 130,111 warrants, and 1,781,340 stock options outstanding as of October 31, 2023.

DILUTION

As of October 31, 2023, our net tangible book value was approximately CAD$4.2 million, or CAD$0.17 per share. Net tangible book value is total assets minus the sum of liabilities, intangible assets and non-controlling interests. Net tangible book value per share is net tangible book value divided by the total number of our Common Shares outstanding as of October 31, 2023.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of our Common Shares in this offering and the net tangible book value per share of our Common Shares immediately after completion of this offering. Assuming that an aggregate of 30,456,853 Common Shares are sold at a price of CAD$2.66 per share, which was the last reported sale price of our Common Shares on the Nasdaq on February 16, 2024 converted into Canadian dollars using the Bank of Canada daily average exchange rate on February 16, 2024 of U.S.$1.00 equals CAD$1.3484, and after deducting the commissions and estimated offering expenses payable by us, our as-adjusted net tangible book value as of October 31, 2023, would have been approximately CAD$82.3 million, or CAD$1.48 per share. This increases the net tangible book value per share to existing shareholders and immediate dilution in net tangible book value of CAD$1.31 per share to investors purchasing our Common Shares in this offering. The following table illustrates this dilution on a per share basis:

Assumed public offering price per share (giving effect to conversion from U.S. dollars to CAD)	CAD$		2.66
Net tangible book value per share as of October 31, 2023	CAD$	0.17
Increase in net tangible book value per share attributable to this offering	CAD$	1.31
As adjusted net tangible book value per share as of October 31, 2023, after giving effect to this offering	CAD$		1.48
Dilution per share to investor participating in this offering	CAD$		1.18

The table above assumes for illustrative purposes that an aggregate of 30,456,853 Common Shares are sold during the term of the offering at an offering price of CAD$2.66 per share, which was the last reported sale price of our Common Shares on the Nasdaq on February 16, 2024 converted into Canadian dollars using the Bank of Canada daily average exchange rate on February 16, 2024 of U.S.$1.00 equals CAD$1.3484, for aggregate gross proceeds of approximately CAD$80.9 million. The Common Shares subject to the sales agreement are being sold from time to time at various prices. An increase of CAD$1.00 per share in the price at which the shares are sold from the assumed offering price of CAD$2.66 per share shown in the table above, assuming all of our Common Shares in the aggregate amount of approximately CAD$80.9 million during the term of the offering are sold at that price, would increase our adjusted net tangible book value per share after the offering to CAD$1.74 per share and would dilute the net tangible book value per share to new investors in this offering by CAD$1.92 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of CAD$1.00 per share in the price at which the shares are sold from the assumed offering price of CAD$2.66 per share shown in the table above, assuming all of our Common Shares in the aggregate amount of CAD$80.9 million during the term of the offering are sold at that price, would increase our adjusted net tangible book value per share after the offering to CAD$1.11 per share and would dilute the net tangible book value per share to new investors in this offering by CAD$0.55 per share, after deducting commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares offered.

The discussion and table above are based on 25,050,260 Common Shares outstanding as of October 31, 2023, do not give effect to the December Offering and excludes the following, in each case as of such date:

• 1,781,340 Common Shares issuable upon the exercise of outstanding stock options having a weighted-average exercise price of CAD$8.09 per share; and

• 130,111 Common Shares issuable upon the exercise of outstanding warrants having a weighted-average exercise price of CAD$23.07 per share.

To the extent that any of these shares are issued upon exercise of outstanding stock options or warrants, investors purchasing our Common Shares in this Offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

DESCRIPTION OF SECURITIES BEING DISTRIBUTED

Each Common Share entitles the holder thereof to one vote at any meeting of shareholders. The holders of Common Shares are entitled to receive if, as and when declared by the Company's board of directors, dividends in such amounts as shall be determined by the board of directors. The holders of Common Shares have the right to receive the Company's remaining property and assets in the event of a liquidation, dissolution or winding-up, whether voluntary or involuntary. The Common Shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions.

The authorized capital of the Company consisted of an unlimited number of Common Shares without par value, of which 26,315,260 are issued and outstanding as of the date of this Prospectus Supplement. A summary of the material attributes of the Common Shares is set out in the Prospectus under the heading "Description of Share Capital - Common Shares".

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Clear Street, under which we may offer and sell our Common Shares from time to time through Clear Street acting as agent. Pursuant to this prospectus supplement and the accompanying base prospectus, we may offer and sell up to $60,000,000 of our Common Shares. Sales of our Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus will be made by any method that is deemed to be an "at the market offering" as defined in Rule 415(a)(4) under the Securities Act.

Sales of our  Common Shares, if any, under this prospectus supplement and the accompanying base prospectus will be made by any method permitted that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell our Common Shares under the sales agreement, we will notify Clear Street of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Clear Street, unless Clear Street declines to accept the terms of such notice, Clear Street has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Clear Street under the sales agreement to sell our Common Shares are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and Clear Street is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our Common Shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Clear Street may agree upon. Pursuant to recent amendments to Rule 15c6-1 of the Exchange Act, settlement for any securities offered under this prospectus supplement on or after May 28, 2024, may occur on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Clear Street a commission equal to 3.0% of the aggregate gross proceeds we receive from each sale of our Common Shares. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Clear Street for the fees and disbursements of its counsel, payable upon execution of the sales agreement, in an amount not to exceed U.S.$85,000, in addition to certain ongoing disbursements of its legal counsel. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Clear Street under the terms of the sales agreement, will be approximately U.S.$250,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Clear Street will provide written confirmation to us before the open on The Nasdaq Global Market on the day following each day on which our Common Shares are sold under the sales agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of our Common Shares on our behalf, Clear Street may be deemed to be an "underwriter" within the meaning of the Securities Act, and the compensation of Clear Street will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Clear Street against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Clear Street may be required to make in respect of such liabilities.

The offering of our Common Shares pursuant to the sales agreement will terminate as permitted therein.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement will be filed as an exhibit to a current report on Form 6-K and incorporated by reference into the registration statement of which this prospectus supplement forms a part.

Clear Street and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Clear Street may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Clear Street may at any time hold long or short positions in such securities.

The Common Shares offered hereby have not been qualified for sale under the securities laws of any province or territory of Canada and the Common Shares will only be sold on the facilities of an exchange or market outside Canada to purchasers who we have no reason to believe are resident in Canada and, in all other cases, to purchasers who are not located or resident in Canada.

A prospectus in electronic format may be made available on a website maintained by Clear Street, and Clear Street may distribute the prospectus supplement and the accompanying prospectus electronically.  The address of the Agent is Clear Street LLC, 4 World Trade Center, Floor 45, New York, NY 10007.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the ownership, and disposition of Common Shares acquired pursuant to this offering.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder arising from and relating to the acquisition, ownership, and disposition of Common Shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including, without limitation, specific tax consequences to a U.S. Holder under an applicable income tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. This summary does not address the U.S. federal alternative minimum, U.S. federal net investment income, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences to U.S. Holders of the acquisition, ownership, and disposition of Common Shares. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each prospective U.S. Holder should consult its own tax advisor regarding the U.S. federal income, U.S. federal alternative minimum, U.S. federal net investment income, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership, and disposition of Common Shares.

No ruling from the Internal Revenue Service, or the "IRS,”  has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Common Shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary.

Scope of this Summary

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended, or  the "Code," Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Convention Between the United States of America and Canada with respect to Taxes on Income and on Capital of 1980, as amended (the “Treaty”), and U.S. court decisions that are applicable, and, in each case, as in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed at any time, and any such change could be applied retroactively. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term "U.S. Holder" means a beneficial owner of Common Shares acquired pursuant to this offering that is for U.S. federal income tax purposes:

  an individual who is a citizen or resident of the United States;
  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;
  an estate whose income is subject to U.S. federal income taxation regardless of its source; or
  a trust that (i) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders that:  (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a "functional currency" other than the U.S. dollar; (e) own Common Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) acquire Common Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold Common Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are partnerships or other flow-through entities (and partners or other owners thereof); (i) are S corporations (and shareholders thereof); (j) hold Common Shares in connection with a trade or business, permanent establishment, or fixed base outside the United States; or (k) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of the outstanding shares of the Company. U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisor regarding the U.S. federal income tax consequences relating to the ownership and disposition of Common Shares. This summary does not address any U.S. state or local tax consequences, non-U.S. tax consequences or any U.S. federal estate, gift or alternative minimum tax consequences, the application of special tax accounting rules under Section 451(b) of the Code or the Medicare contribution tax on net investment income. Accordingly, U.S. Holders should consult their own tax advisor regarding the consequences of the foregoing on the ownership and disposition of Common Shares.

If an entity or arrangement that is classified as a partnership (or other "pass-through" entity) for U.S. federal income tax purposes holds Common Shares, the U.S. federal income tax consequences to such entity and the partners (or other owners) of such entity generally will depend on the activities of the entity and the status of such partners (or owners). This summary does not address the tax consequences to any such partner (or owner). Partners (or other owners) of entities or arrangements that are classified as partnerships or as “pass-through” entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of Common Shares.

Ownership and Disposition of Common Shares

The following discussion is subject in its entirety to the rules described below under the heading "Passive Foreign Investment Company Rules."

Taxation of Distributions

The Company does not intend to declare or pay any cash dividends in the foreseeable future. A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a Common Share generally will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the current or accumulated "earnings and profits" of the Company, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds the current and accumulated "earnings and profits" of the Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder's tax basis in the Common Shares and thereafter as gain from the sale or exchange of such Common Shares (see "Sale or Other Taxable Disposition of Common Shares" below). However, the Company may not maintain the calculations of its earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder may have to assume that any distribution by the Company with respect to the Common Shares will constitute dividend income. Distributions on Common Shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income.

Dividends received on Common Shares by corporate U.S. Holders generally will not be eligible for the "dividends received deduction" allowed to corporations under the Code with respect to dividends received from domestic corporations. Subject to applicable limitations and provided either that the Company is eligible for the benefits of the Treaty or the Common Shares are readily tradable on a United States securities market, dividends paid by the Company to non-corporate U.S. Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that the Company not be classified as a PFIC (as defined below) in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Common Shares

A U.S. Holder will generally recognize gain or loss on the sale or other taxable disposition of Common Shares in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder's tax basis in such Common Shares sold or otherwise disposed of. Any such gain or loss generally will be capital gain or loss, which will be long-term capital gain or loss if, at the time of the sale or other disposition, such Common Shares are held for more than one year.

Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Passive Foreign Investment Company Rules

If the Company were to constitute a "passive foreign investment company,” or "PFIC," for any year during a U.S. Holder's holding period, then certain potentially adverse rules would affect the U.S. federal income tax consequences to a U.S. Holder resulting from the acquisition, ownership and disposition of Common Shares. The Company believes that it was not a PFIC for its tax year ended April 30, 2023. However, while the Company does not intend to become a PFIC for its current tax year or in the future, based on the cash raised in this offering and current business plans and financial expectations, the Company may be a PFIC for its current tax year and may be a PFIC in the future. The Company’s PFIC classification for its current or future tax years may depend on, among other things, how quickly the Company may raise cash pursuant to this offering, the manner in which, and how quickly, the Company utilizes its cash on hand and the cash proceeds received from this offering, as well as on changes in the market value of Common Shares. Whether the Company is a PFIC for any taxable year will also depend on the composition of its income and the composition, nature and value of its assets from time to time (including the value of its goodwill, which may be determined by reference to the value of the Common Shares, which could fluctuate)No opinion of legal counsel or ruling from the IRS concerning the status of the Company as a PFIC has been obtained or is currently planned to be requested. However, PFIC classification is fundamentally factual in nature, generally cannot be determined until the close of the tax year in question, and is determined annually. In addition, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. Consequently, there can be no assurance that the Company has never been, is not, and will not become a PFIC for any tax year during which U.S. Holders hold Common Shares.

In any year in which the Company is classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

The Company generally will be a PFIC if, after the application of certain "look-through" rules with respect to subsidiaries in which the Company holds at least 25% of the value of such subsidiary, for a tax year, (a) 75% or more of the gross income of the Company for such tax year is passive income, or the "income test," or (b) 50% or more of the value of the Company's assets either produce passive income or are held for the production of passive income (the "asset test"), based on the quarterly average of the fair market value of such assets. "Gross income" generally includes all sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and "passive income" generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. In addition, for purposes of the PFIC income test and asset test described above and assuming certain other requirements are met, “passive income” does not include certain interest, dividends, rents or royalties that are received or accrued by the Company from a “related person” (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income and certain other requirements are satisfied. Passive assets generally include cash and assets readily convertible into cash.

Under certain attribution rules, if the Company is a PFIC, U.S. Holders will be deemed to own their proportionate share of any subsidiary of the Company which is also a PFIC, or a “Subsidiary PFIC,” and will be subject to U.S. federal income tax on (i) a distribution on the shares of a Subsidiary PFIC or (ii) a disposition of shares of a Subsidiary PFIC, both as if the holder directly held the shares of such Subsidiary PFIC.

If the Company were a PFIC in any tax year during which a U.S. Holder held Common Shares, such holder generally would be subject to special rules with respect to "excess distributions" made by the Company on the Common Shares and with respect to gain from the disposition of Common Shares. An "excess distribution" generally is defined as the excess of distributions with respect to the Common Shares received by a U.S Holder in any tax year over 125% of the average annual distributions such U.S. Holder has received from the Company during the shorter of the three preceding tax years, or such U.S. Holder's holding period for the Common Shares. Generally, a U.S. Holder would be required to allocate any excess distribution or gain from the disposition of the Common Shares ratably over its holding period for the Common Shares. Such amounts allocated to the year of the disposition or excess distribution would be taxed as ordinary income, and amounts allocated to prior tax years would be taxed as ordinary income at the highest tax rate in effect for each such year and an interest charge at a rate applicable to underpayments of tax would apply.

Alternatively, if the Company is a PFIC and if the Common Shares are “regularly traded” on a “qualified exchange,” a U.S. Holder could make a mark-to-market election that would result in tax treatment different from the general tax treatment described in the preceding paragraph. The Common Shares would be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of the Common Shares are traded on a qualified exchange, including The Nasdaq Global Market, on at least 15 days during each calendar quarter. The Common Shares are listed on The Nasdaq Global Market, although no assurance can be given that they will be regularly traded on The Nasdaq Global Market. U.S. Holders should consult with their own tax advisors regarding potential availability of the mark-to-market election.

If the Company is a PFIC and a U.S. Holder makes the mark-to-market election, the U.S. Holder generally will recognize as ordinary income any excess of the fair market value of the Common Shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the Common Shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, the U.S. Holder’s tax basis in the Common Shares will be adjusted to reflect these income or loss amounts. Any gain recognized on the sale or other disposition of Common Shares in a year when the Company is a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC.

A timely election to treat a PFIC as a qualified electing fund under Section 1295 of the Code, or a QEF Election, would result in alternative treatment for any tax year in which the Company is a PFIC. If a U.S. Holder makes a QEF Election for the first tax year of such U.S. Holder’s holding period in which the Company is classified as a PFIC, then such U.S. Holder generally would not be subject to the PFIC rules described above. Instead, a U.S. Holder that makes a timely and effective QEF Election will currently include in gross income such U.S. Holder’s (a) pro rata share of the Company’s ordinary earnings as ordinary income and (b) pro rata share of the Company’s net capital gain as long-term capital gain, regardless of whether the Company has made any distributions of such earnings or gain. The U.S. Holder’s basis in its Common Shares would be increased to reflect the amount of such income inclusions. Generally, for this purpose, “ordinary earnings” are the excess of the Company’s (a) “earnings and profits” over (b) net capital gain, and “net capital gain” is the excess of the Company’s (a) net long-term capital gain over (b) net short-term capital loss.

A U.S. Holder that has made such a timely and effective QEF Election generally may receive a distribution tax-free as a return of capital to the extent that such distribution represents “earnings and profits” that were previously included in income by the U.S. Holder because of such QEF Election and such distribution will reduce such U.S. holder’s adjusted tax basis in its Common Shares to reflect the amount allowed as a tax free distribution because of such QEF Election. A U.S. Holder that makes a QEF Election would generally recognize capital gain or loss on the sale, exchange or other taxable disposition of its Common Shares.

However, a U.S. Holder will only be able to make a QEF Election if the Company provides such U.S. Holder with certain tax information annually. For each tax year, if any, that the Company is a PFIC, the Company can provide no assurances that it will satisfy the record keeping requirements of a PFIC, or that it will make available to U.S. Holders the information such U.S. Holders require to make a QEF Election with respect to the Company or any Subsidiary PFIC.  Furthermore, if the IRS determines that the Company was a PFIC for a year with respect to which the Company had determined that it was not (or believed it was not) a PFIC, it might be too late for a U.S. Holder to make a timely QEF Election, unless the U.S. Holder qualifies under the applicable Treasury Regulations to make a retroactive (late) election. U.S. Holders should consult their own tax advisors regarding the making of any such QEF Election.

Certain additional adverse rules may apply with respect to a U.S. Holder if the Company is a PFIC, regardless of whether the U.S. Holder makes a mark-to-market or QEF Election. These rules include special rules that apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. U.S. Holders should consult their own tax advisors regarding the potential application of the PFIC rules to the ownership and disposition of Common Shares, and the availability of certain U.S. tax elections under the PFIC rules.

Additional Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or on the sale, exchange, or other taxable disposition of Common Shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Dividends paid on the Common Shares will be treated as foreign-source income, and generally will be treated as "passive category income" or "general category income" for U.S. foreign tax credit purposes. Any gain or loss recognized on a sale or other disposition of Common Shares generally will be United States source gain or loss. Certain U.S. Holders that are eligible for the benefits of the Treaty may elect to treat such gain or loss as Canadian source gain or loss for U.S. foreign tax credit purposes. The Code applies various complex limitations on the amount of foreign taxes that may be claimed as a credit by U.S. taxpayers. In addition, Treasury Regulations that apply to foreign taxes paid or accrued (the "Foreign Tax Credit Regulations") impose additional requirements for Canadian withholding taxes to be eligible for a foreign tax credit, and there can be no assurance that those requirements will be satisfied. The Treasury Department has released guidance temporarily pausing the application of certain of the Foreign Tax Credit Regulations.

Subject to the PFIC rules and the Foreign Tax Credit Regulations discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Common Shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax. Generally, a credit will reduce a U.S. Holder's U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder's income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year. The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder's particular circumstances. Accordingly, each U.S. Holder should consult its own U.S. tax advisor regarding the foreign tax credit rules.

Backup Withholding and Information Reporting

Under U.S. federal income tax law and Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a foreign entity. U. S. Holders may be subject to these reporting requirements unless their Common Shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file an IRS Form 8938.

Payments made within the U.S. or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of, Common Shares will generally be subject to information reporting and backup withholding tax, currently at the rate of 24%, if a U.S. Holder (a) fails to furnish such U.S. Holder's correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules generally will be allowed as a credit against a U.S. Holder's U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF COMMON SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR OWN PARTICULAR CIRCUMSTANCES.

LEGAL MATTERS

Certain legal matters related to the securities offered by this Prospectus Supplement will be passed upon on the Company's behalf by Norton Rose Fulbright Canada LLP, and on the Agent's behalf by Osler, Hoskin & Harcourt LLP, with respect to matters of Canadian law. Certain legal matters relating to United States law with respect to the offering will be passed upon on the Company's behalf by Dorsey & Whitney LLP, and on behalf of Clear Street LLC by Cooley LLP, New York, New York.

AUDITORS, REGISTRAR AND TRANSFER AGENT

The auditors of the Company are Grant Thornton LLP, at its offices located at 200 South 6th St Suite 1400, Minneapolis, MN 55402. Grant Thornton LLP is independent from the Company within the meaning of the rules of professional conduct of the Chartered Professional Accountants of British Columbia and within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States).

The transfer agent and registrar for the Common Shares in Canada is Computershare Trust Company of Canada at its principal offices in Vancouver, British Columbia.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the Registration Statement of which this Prospectus Supplement forms a part: (i) the documents referred to under "Documents Incorporated by Reference" in this Prospectus Supplement; (ii) the consent of the Company's auditors Grant Thornton LLP; (iii) the consent of the Company's former Canadian counsel Lavery de Billy, LLP.; (iv) the consent of the Company's former British Columbia counsel Bennett Jones LLP; (v) the consent of the Company's current British Columbia counsel Norton Rose Fulbright Canada LLP; (vi) powers of attorney from directors and officers of the Company; and (vii) a form of indenture relating to the issuance of debt securities of the Company.

IMMUNOPRECISE ANTIBODIES LTD.

$300,000,000

Common Shares

Preferred Shares

Debt Securities

Warrants

Units

Subscription Receipts

ImmunoPrecise Antibodies Ltd. (the "Company") may offer and issue from time to time (each an "Offering") any (i) common shares in the capital of the Company (the "Common Shares") or preferred shares in the capital of the Company (the "Preferred Shares" and together with the Common Shares, the "Equity Securities"), (ii) bonds, debentures, notes or other evidences of indebtedness of any kind, nature or description (collectively, "Debt Securities"), (iii) warrants to purchase Equity Securities and warrants to purchase Debt Securities (collectively, the "Warrants"), (iv) units comprised of one or more of the other securities described herein ("Units"), (v) subscription receipts that entitle the holder to receive upon satisfaction of certain release conditions, and for no additional consideration, Equity Securities, Debt Securities, Warrants, or Units ("Subscription Receipts", and together with the Equity Securities, Debt Securities, Warrants and Units, the "Securities") of up to $300,000,000 aggregate initial offering price of Securities (or the equivalent thereof in one or more foreign currencies or composite currencies, including United States dollars) during the 36-month period that this registration statement (the "Prospectus"), including any amendments thereto remains effective. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of as set forth in an accompanying shelf prospectus supplement (a "Prospectus Supplement").

The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable (i) in the case of Common Shares, the number of Common Shares offered and the offering price; (ii) in the case of Preferred Shares, the designation of the particular class and series, the number of Preferred Shares offered, the offering price, dividend rate, if any, and any other specific terms of the Preferred Shares being offered; (iii) in the case of Debt Securities, the specific designation, aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, the maturity, interest provisions, authorized denominations, the offering price, covenants, events of default, any terms for redemption or retraction, any exchange or conversion terms, whether the debt is senior or subordinated and any other specific terms of the Debt Securities being offered; (iv) in the case of Warrants, the designation, number and terms of the Equity Securities or Debt Securities purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the Warrants are issued and any other specific terms of the Warrants being offered; (v) in the case of Units, the designation and terms of the Units and of the Securities comprising the Units and any other specific terms of the Units being offered; and (vi) in the case of Subscription Receipts, the number of Subscription Receipts, the offering price (or the manner of determination thereof if offered on a non-fixed price basis), the procedures for the exchange of Subscription Receipts, the amount and type of securities that holders thereof will receive upon exchange thereof and any other specific terms of the Subscription Receipts being offered. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities. See "Plan of Distribution".

All shelf information permitted under applicable securities laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Applicable securities legislation requires the delivery to purchasers of a Prospectus Supplement containing the omitted information within a specified period of time after agreeing to purchase any of these Securities, except in cases where an exemption from such delivery requirement is available. Each Prospectus Supplement will be deemed to be incorporated by reference into this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Securities in those jurisdictions.  We may offer and sell Securities to, or through, underwriters or dealers and also may offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws.  A Prospectus Supplement relating to each issue of Securities offered thereby will set forth the names of any underwriters, dealers, or agents involved in the Offering and sale of the Securities and will set forth the terms of the Offering of the Securities, the method of distribution of the Securities including, to the extent applicable, the proceeds we will receive and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

The Common Shares are listed for trading on the Nasdaq Capital Market ("NASDAQ") under the trading symbol "IPA". On July 7, 2023, being the last trading day prior to the date hereof, the closing price of the Common Shares on the NASDAQ was $2.99. Unless otherwise specified in an applicable Prospectus Supplement, the Debt Securities, Subscription Receipts, Units and Warrants will not be listed on any securities or stock exchange or on any automated dealer quotation system. There is currently no market through which these Securities, other than the Common Shares, may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and any applicable Prospectus Supplement. This may affect the pricing of any Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation. See "Risk Factors".

The Company's head office is located at 3204 - 4464 Markham Street, Victoria, British Columbia V8Z 7X8 and its registered and records office is located at 1800 - 510 West Georgia Street, Vancouver, British Columbia V6B 0M3.

We have prepared this Prospectus in accordance with United States disclosure requirements. Our financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS") and thus may not be comparable to financial statements of United States companies.

Purchasers of the Securities should be aware that the acquisition of the Securities may have tax consequences in the United States and in Canada. Such consequences for purchasers who are resident in, or citizens of, the United States, or who are resident in Canada may not be described fully herein or in any applicable Prospectus Supplement. Purchasers of the Securities should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular Offering of Securities.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that IPA is incorporated and governed under the laws of the Province of British Columbia, Canada, that some of our officers and directors are residents of countries other than the United States, that some or all of the underwriters, if any, may be residents of a foreign country, and a substantial portion of our assets and some of said persons are located outside the United States.

No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.

Investing in the Securities involves a high degree of risk. Prospective purchasers of the Securities should carefully consider all the information in this Prospectus and in the documents incorporated by reference in this Prospectus. See "Risk Factors" beginning on page 13 of this Prospectus

In this Prospectus, all references to "dollars" or "$" are references to United States dollars unless otherwise specified

The date of this Prospectus is July 14, 2023.

ABOUT THIS PROSPECTUS

Prospective investors should rely only on the information contained or incorporated by reference in this Prospectus or any applicable Prospectus Supplement. The Company has not authorized anyone to provide anyone with any different or additional information. If anyone provides any different or additional information, prospective investors should not rely on it. The Company is not making an offer to sell or seeking an offer to buy the Securities offered pursuant to this Prospectus in any jurisdiction where the offer or sale is not permitted. Prospective investors should assume that the information contained in this Prospectus or any applicable Prospectus Supplement is accurate only as of the date on the front of those documents and that information contained in any document incorporated by reference is accurate only as of the date of that document, regardless of the time of delivery of this Prospectus or any applicable Prospectus Supplement or of any sale of Securities pursuant thereto. The Company's business, financial condition, results of operations and prospects may have changed since those dates.

Statistical information and other data relating to the pharmaceutical and biotechnology industry included in this Prospectus and any applicable Prospectus Supplement are derived from industry reports published by industry analysts, industry associations and/or independent consulting and data compilation organizations. Market data and industry forecasts used throughout this Prospectus and any applicable Prospectus Supplement were obtained from various publicly available sources. Although the Company believes that these independent sources are generally reliable, the accuracy and completeness of such information is not guaranteed and has not been independently verified.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus, together with the documents incorporated by reference herein and therein, contains forward-looking statements and information about the Company which reflect management's expectations regarding the Company's future growth, results of operations, operational and financial performance and business prospects and opportunities. In addition, the Company may make or approve certain statements or information in future filings with Canadian securities regulatory authorities, in news releases, or in oral or written presentations by representatives of the Company that are not statements of historical fact and may also constitute forward-looking statements or forward-looking information. All statements and information, other than statements or information of historical fact, made by the Company that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements and information, including, but not limited to statements and information preceded by, followed by, or that include words such as "may", "would", "could", "will", "likely", "expect", "anticipate", "believe", "intends", "plan", "forecast", "budget", "schedule", "project", "estimate", "outlook", or the negative of those words or other similar or comparable words.

Forward-looking statements and information involve significant risks, assumptions, uncertainties and other factors that may cause actual future performance, achievements or other realities to differ materiality from those expressed or implied in any forward-looking statements or information and, accordingly, should not be read as guarantees of future performance, achievements or realities. Although the forward-looking statements and information contained in this Prospectus and the documents incorporated by reference therein reflect management's current beliefs based upon information currently available to management and based upon what management believes to be reasonable assumptions, the Company cannot be certain that actual results will be consistent with these forward-looking statements and information. A number of risks and factors could cause actual results, performance, or achievements to differ materially from the results expressed or implied in the forward-looking statements and information. Such risks and factors include, but are not limited to, the following:

• negative operating cash flow;

• liquidity and future financing risk;

• the financial position of the Company and its potential need for additional liquidity and capital in the future;

• the success of any of the Company's current or future strategic alliances;

• the Company may become involved in regulatory or agency proceedings, investigations and audits;

• the Company may be subject to litigation in the ordinary course of its business;

• the ability of the Company to obtain, protect and enforce patents on its technology and products;

• risks associated with applicable regulatory processes;

• the ability of the Company to achieve publicly announced milestones;

• the effectiveness of the Company's business development and marketing strategies;

• the competitive conditions of the industry in which the Company operates;

• market perception of smaller companies;

• the Company cannot assure the production of new and innovative processes, procedures or innovative approaches to antibody production or new antibodies;

• the ability of the Company to manage growth;

• the selection and integration of acquired businesses and technologies;

• the Company may lose clients;

• any reduction in demand;

• any reduction or delay in government funding of research and development ("R&D");

• costs of being a public company in the United States;

• the Company may fail to meet the delivery and performance requirements set forth in client contracts;

• the Company may become subject to patent and other intellectual property litigation;

• the Company's dependence upon key personnel;

• risks associated with the COVID-19 pandemic;

• the Company may not achieve sufficient brand awareness;

• the Company's directors and officers may have interests which conflict with those of the Company;

• the outsourcing trend in non-clinical discovery stages of drug discovery;

• the Company's products, services and expertise may become obsolete or uneconomical;

• the effect of global economic conditions;

• the Company has a limited number of suppliers;

• the Company may become subject to liability for risks against which it cannot insure;

• clients may restrict the Company's use of scientific information;

• the Company may experience failures of its laboratory facilities;

• any contamination in animal populations;

• any unauthorized access into information systems;

• prospective investors' ability to enforce civil liabilities;

• the Company's status as a foreign private issuer;

• exposure to foreign exchange rates;

• the effects of future sales or issuances of equity securities or debt securities;

• the market price of the common shares may experience volatility;

• the Company will maintain discretion in the use of proceeds of any offering of securities;

• the Company has not declared or paid any dividends on the common shares and does not intend to do so in the foreseeable future; and

• a liquid market for the common shares may not develop.

Although the Company has attempted to identify important risks and factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements or information, there may be other factors and risks that cause actions, events or results not to be as anticipated, estimated or intended. Further, any forward-looking statements and information contained herein are made as of the date of this Prospectus and the documents incorporated by reference therein and, other than as required by applicable securities laws, the Company assumes no obligation to update or revise them to reflect new events or circumstances. New factors emerge from time to time, and it is not possible for management to predict all such factors and to assess in advance the impact of each such factor on the Company's business or the extent to which any factor, or combination of factors, may cause actual realities to differ materially from those contained in any forward-looking statement or information. Accordingly, readers should not place undue reliance on forward-looking statements and information contained in this Prospectus and the documents incorporated by reference herein. All forward-looking statements and information disclosed in this Prospectus and the documents incorporated by reference are qualified by this cautionary statement.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with the Commissions and filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may be obtained on written or oral request without charge from ImmunoPrecise Antibodies Ltd., at 3204-4464 Markham Street, Victoria, BC V8Z 7X8, telephone: (250) 483-0803 or by accessing the disclosure documents through the internet on the SEC's Electronic Data Gathering, Analysis, and Retrieval System ("EDGAR") at www.sec.gov.

The following documents, filed with the SEC are specifically incorporated by reference into, and form an integral part of, this Prospectus:

a) our Annual Report on Form 40-F for the fiscal year ended April 30, 2023 filed with the SEC on July 10, 2023;

b) the description of our common shares contained in Annual Information Form included as Exhibit 99.119 to our Registration Statement on Form 40-F filed with the SEC on December 28, 2020.

In addition, this Prospectus shall also be deemed to incorporate by reference all subsequent annual reports filed on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Forms 10-Q and 8-K (as applicable) filed by us pursuant to the Securities Exchange Act of 1934, as amended (the "U.S. Exchange Act") prior to the termination of the Offering made by this Prospectus.  We may incorporate by reference into this Prospectus any Form 6-K that is furnished to the SEC after the date of the filing of the registration statement of which this Prospectus forms a part and before the date of termination of this Offering.  Any such Form 6-K that we intend to so incorporate shall state in such form that it is being incorporated by reference into this Prospectus.  The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to us and the readers should review all information contained in this Prospectus and the documents incorporated or deemed to be incorporated herein by reference.

A Prospectus Supplement containing the specific terms of an Offering of Securities and other information relating to the Securities will be delivered to prospective purchasers of such Securities together with this Prospectus and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement only for the purpose of the Offering of the Securities covered by such Prospectus Supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

RISK FACTORS

An investment in our Securities is highly speculative and subject to a number of known and unknown risks.  Only those persons who can bear the risk of the entire loss of their investment should purchase our Securities.  You should carefully consider the risk factors set forth below along with the risk factors in our Annual Report on Form 40-F for the fiscal year ended April 30, 2023 and the other information contained in this Prospectus, and the documents incorporated by reference therein, as updated by our subsequent filings under the U.S. Exchange Act, and the risk factors and other information contained in any applicable Prospectus Supplement, before purchasing any of our Securities.

Risks Related to the Offering

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional Common Shares or other securities convertible into or exchangeable for Common Shares at prices that may not be the same as the price per share paid by any investor in an offering in a subsequent Prospectus Supplement. We may sell shares or other securities in any other offering at a price per share that is less than the price per share or other security paid by any investor in an offering in a subsequent Prospectus Supplement, and investors purchasing shares or other securities in the future could have rights superior to you. The price per share at which we sell additional Common Shares or securities convertible or exchangeable into Common Shares, in future transactions may be higher or lower than the price per share paid by any investor in an offering under a subsequent Prospectus Supplement.

Future offerings of debt or preferred equity securities, which would rank senior to our Common Shares, may adversely affect the market price of our common shares.

If, in the future, we decide to issue debt or preferred equity securities that may rank senior to our Common Shares, it is likely that such securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our Common Shares and may result in dilution to owners of our Common Shares. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our Common Shares will bear the risk of our future offerings reducing the market price of our Common Shares and diluting the value of their stock holdings in us.

There can be no assurance as to the liquidity of the trading market for certain Securities or that a trading market for certain Securities will develop.

There is no public market for the Warrants, Preferred Shares, Subscription Receipts or Debt Securities and, unless otherwise specified in the applicable Prospectus Supplement, the Company does not intend to apply for listing of these securities on any securities exchange. If these securities are traded after their initial issue, they may trade at a discount from their initial offering prices depending on the market for similar securities, prevailing interest rates and other factors, including general economic conditions and the Company's financial condition. There can be no assurance as to the liquidity of the trading market for any Warrants, Preferred Shares, Subscription Receipts or Debt Securities or that a trading market for these securities will develop.

Proposed legislation in the U.S. Congress, including changes in U.S. tax law, and the Inflation Reduction Act of 2022 may adversely impact the Company and the value of the Securities

Changes to U.S. tax laws (which changes may have retroactive application) could adversely affect the Company or holders of the Securities. In recent years, many changes to U.S. federal income tax laws have been proposed and made, and additional changes to U.S. federal income tax laws are likely to continue to occur in the future.

The U.S. Congress is currently considering numerous items of legislation which may be enacted prospectively or with retroactive effect, which legislation could adversely impact the Company’s financial performance and the value of the Securities. Additionally, states in which the Company operates or owns assets may impose new or increased taxes. If enacted, most of the proposals would be effective for the current or later years. The proposed legislation remains subject to change, and its impact on the Company and purchasers of the Securities is uncertain.

In addition, the Inflation Reduction Act of 2022 includes provisions that will impact the U.S. federal income taxation of corporations. Among other items, this legislation includes provisions that will impose a minimum tax on the book income of certain large corporations and an excise tax on certain corporate stock repurchases that would be imposed on the corporation repurchasing such stock. It is unclear how this legislation will be implemented by the U.S. Department of the Treasury and the Company cannot predict how this legislation or any future changes in tax laws might affect the Company or purchasers of the Securities.

MATERIAL CHANGES

Except as otherwise disclosed in this Prospectus there have been no material changes to our operations that have occurred since April 30, 2023, and that have not been described in a report on Form 6-K furnished under the U.S. Exchange Act and incorporated by reference into this Prospectus.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth the consolidated capitalization and indebtedness of the Company as at April 30, 2023, the date of the Company’s most recently filed audited consolidated financial statements. This table should be read in conjunction with the consolidated financial statements of the Company and the related notes and management’s discussion and analysis of financial condition and results of operations in respect of those statements that are incorporated by reference in this Prospectus.

As of April 30, 2023
Total Common Shares Outstanding	25,050,260
Total Warrants Outstanding	130,111
Total Options Outstanding	1,884,428
Convertible Debenture Payable	$0

DESCRIPTION OF SHARE CAPITAL

Common Shares

The Company's authorized share capital consists of an unlimited number of common shares. As of July 10, 2023, 25,050,260 common shares are issued and outstanding.

Registered holders of common shares are entitled to receive notice of and attend all meetings of shareholders of the Company, and are entitled to one vote for each Common Share held at a meeting of shareholders other than meetings at which only the holders of any other class or series of shares of the Company may be issued or outstanding from time to time or are entitled to vote as a separate class or series. In addition, holders of common shares are entitled to receive on a pro rata basis dividends if, as and when declared by the board of directors and, upon liquidation, dissolution or winding-up of the Company, are entitled to receive on a pro rata basis the net assets of the Company after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares, including preferred shares, ranking in priority to, or equal with, the holders of the common shares.

USE OF PROCEEDS

Use of Proceeds

Unless otherwise indicated in a Prospectus Supplement relating to a particular offering, the Company currently intends to use the net proceeds from the sale of Securities for working capital requirements, general corporate purposes and the advancement of its business objectives.

In order to raise additional funds to finance future growth opportunities, the Company may, from time to time, issue Securities. More detailed information regarding the use of proceeds from the sale of Securities will be described in a Prospectus Supplement.

PLAN OF DISTRIBUTION

We may sell the Securities, separately or together, to or through underwriters or dealers purchasing as principals for public offering and sale by them, and also may sell Securities to one or more other purchasers directly or through agents.  Each Prospectus Supplement will set forth the terms of the Offering, including the name or names of any underwriters or agents, if any, the purchase price or prices of the Securities and the proceeds we will receive from the sale of the Securities.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices including sales in transactions that are deemed to be "at-the-market" distributions, including sales made directly on the NASDAQ or other existing trading markets for the securities.  The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution.  If, in connection with the Offering of Securities at a fixed price or prices, the underwriters, if any, have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid to us by the underwriters.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act") and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

In connection with any Offering of Securities, except as otherwise set out in a Prospectus Supplement relating to a particular Offering of Securities, the underwriters may over-allot or effect transactions intended to maintain or stabilize the market price of the Securities offered at a level above that which might otherwise prevail in the open market.  Such transactions, if commenced, may be discontinued at any time.

DESCRIPTION OF PREFERRED SHARES

The Company is not currently authorized to issue Preferred Shares. Subject to obtaining all necessary corporate and regulatory approvals and amending the Notice of Articles of the Company to authorize the creation and issuance of Preferred Shares, in one or more classes or series, in accordance with the provisions of the Business Corporations Act (British Columbia) (the "BCBCA") and the Articles of the Company , the Board may fix from time to time before each issuance of a class or series of Preferred Shares, the number of Preferred Shares comprising each class or series and the designation, rights, privileges, restrictions and conditions attaching to each class or series of Preferred Shares including, any voting rights, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the terms and conditions of redemption, purchase and conversion, if any, and any sinking fund or other provisions. Unless otherwise indicated in the applicable Prospectus Supplement, all Preferred Shares to be issued from time to time under this Prospectus will be fully paid and non-assessable.

The particular terms and provisions of the Preferred Shares as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Preferred Shares, and the extent to which the general terms and provisions described below may apply to such Preferred Shares will be described in the applicable Prospectus Supplement. Preferred Shares may be offered separately or together with other Securities, as the case may be.

The Preferred Shares of each class or series will be entitled, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Company, or any other return of capital or distribution, to a preference over the Common Shares and over any other shares of the Company ranking by their terms junior to the Preferred Shares of that class or series. The Prospectus Supplement relating to the Preferred Shares offered will contain a description of the specific terms of that class or series of Preferred Shares as fixed by the Board, including, as applicable:

• the number of Preferred Shares offered and the offering price of the Preferred Shares;

• the designation and any stated value of the Preferred Shares;

• the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation of such rates, periods or dates applicable to the Preferred Shares;

• the date from which dividends on the Preferred Shares will accumulate, if applicable;

• the liquidation rights of the Preferred Shares;

• the procedures for auction and remarketing, if any, of the Preferred Shares;

• the sinking fund provisions, if applicable, for the Preferred Shares;

• the redemption provisions, if applicable, for the Preferred Shares;

• whether the Preferred Shares will be convertible into or exchangeable for other securities and, if so, the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period (or the method of determining the same);

• whether the Preferred Shares will have voting rights and the terms of any voting rights;

• whether the Preferred Shares will be listed on any securities or stock exchange or on any automated dealer quotation system;

• whether the Preferred Shares will be issued with any other securities and, if so, the amount and terms of these securities; and

• any other specific terms, preferences or rights of, or limitations or restrictions on, the Preferred Shares.

The applicable Prospectus Supplement will also contain a discussion of any material Canadian income tax and United state income tax considerations relevant to the purchase and ownership of the Preferred Shares offered by the Prospectus Supplement.

DESCRIPTION OF WARRANTS

General

This section describes the general terms that will apply to any Warrants for the purchase of Equity Securities ("Equity Warrants") or for the purchase of Debt Securities ("Debt Warrants").

Warrants may be issued independently or together with other securities, and Warrants sold with other securities may be attached to or separate from the other securities. Warrants may be issued under one or more warrant agency agreements to be entered into by the Company and with one or more financial institutions or trust companies acting as warrant agent. The applicable Prospectus Supplement relating to any Warrants that the Company offers will describe the particular terms of those Warrants and include specific terms relating to the offering.

The statements made in this Prospectus relating to any warrant agreement and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement. Prospective investors should refer to the warrant indenture or warrant agency agreement relating to the specific Warrants being offered for the complete terms of the Warrants. A copy of any warrant indenture or warrant agency agreement or form of warrant certificate relating to an offering or Warrants will be filed by the Company with SEC, and will be available electronically at www.sec.gov

In an offering of Warrants, or other convertible securities, original purchasers are cautioned that the statutory right of action for damages for a misrepresentation contained in the prospectus is limited, in certain provincial and territorial securities legislation, to the price at which the Warrants, or other convertible securities, are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces, if the purchaser pays additional amounts upon conversion, exchange or exercise of such securities, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province for the particulars of these rights, or consult with a legal advisor.

Equity Warrants

The particular terms of each issue of equity Warrants will be described in the applicable Prospectus Supplement. This description will include, where applicable:

• the designation and aggregate number of Equity Warrants;

• the price at which the Equity Warrants will be offered;

• the currency or currencies in which the Equity Warrants will be offered;

• the date on which the right to exercise the Equity Warrants will commence and the date on which the right will expire;

• the number of Equity Securities that may be purchased upon exercise of each equity warrant and the price at which and currency or currencies in which the Equity Securities may be purchased upon exercise of each Equity Warrant;

• the terms of any provisions allowing or providing for adjustments in (i) the number and/or class of Equity Securities that may be purchased, (ii) the exercise price per Common Share or (iii) the expiry of the Equity Warrants;

• whether the Company will issue fractional shares;

• whether the Company has applied to list the Equity Warrants or the underlying shares on a securities exchange or automated interdealer quotation system;

• the designation and terms of any securities with which the Equity Warrants will be offered, if any, and the number of the Equity Warrants that will be offered with each Security;

• the date or dates, if any, on or after which the Equity Warrants and the related securities will be transferable separately;

• whether the Equity Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

• material Canadian and U.S. federal income tax consequences of owning the Equity Warrants; and

• any other material terms or conditions of the Equity Warrants.

Debt Warrants

The particular terms of each issue of debt Warrants will be described in the related Prospectus Supplement. This description will include, where applicable:

• the designation and aggregate number of Debt Warrants;

• the price at which the Debt Warrants will be offered;

• the currency or currencies in which the Debt Warrants will be offered;

• the designation and terms of any securities with which the Debt Warrants are being offered, if any, and the number of the Debt Warrants that will be offered with each Security;

• the date or dates, if any, on or after which the Debt Warrants and the related securities will be transferable separately;

• the principal amount of Debt Securities that may be purchased upon exercise of each Debt Warrant and the price at which and currency or currencies in which that principal amount of Debt Securities may be purchased upon exercise of each Debt Warrant;

• the date on which the right to exercise the Debt Warrants will commence and the date on which the right will expire;

• the minimum or maximum amount of Debt Warrants that may be exercised at any one time;

• whether the Debt Warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions;

• material Canadian and United States federal income tax consequences of owning the Debt Warrants; and

• any other material terms or conditions of the Debt Warrants. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the securities subject to the Warrants.

DESCRIPTION OF UNITS

The Company may issue Units, separately or together, with other Securities. The applicable Prospectus Supplement will include details of the Units being offered thereunder.

Each Unit will be issued so that the holder of the Unit is also the holder of each Security comprising the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each Security. The following describes the general terms that will apply to any Units that may be offered by the Company pursuant to this Prospectus. The terms and provisions of any Units offered under a Prospectus Supplement may differ from the terms described below, and may not be subject to or contain any or all of the terms described below.

The particular terms and provisions of the Units offered under any Prospectus Supplement, and the extent to which the general terms of the Units described in this Prospectus apply to those Units, will be set out in the applicable Prospectus Supplement. This description will include, where applicable: (i) the number of Units offered; (ii) the price or prices, if any, at which the Units will be offered; (iii) the manner of determining the offering price(s) (in the event that the offering is not a fixed price distribution); (iv) the currency in which the Units will be offered; (v) the Securities comprising the Units; (vi) whether the Units will be issued with any other securities and, if so, the amount and terms of such securities; (vii) any minimum or maximum subscription amount; (viii) whether the Units and the Securities comprising the Units are to be issued in registered form, "book-entry only" form, non-certificated inventory system form, bearer form or in the form of temporary or permanent Global Securities and the basis of exchange, transfer and ownership thereof; (ix) whether the Company will apply to list the Units on a securities exchange or automated interdealer quotation system; (x) any other rights, privileges, restrictions and conditions attaching to the Units or the Securities comprising the Units; and (xi) any other material terms or conditions of the Units or the Securities comprising the Units, including whether and under what circumstances the Securities comprising the Units may be held or transferred separately.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The Company may issue Subscription Receipts separately or in combination with one or more other Securities. The Subscription Receipts will entitle holders thereof to receive, upon satisfaction of certain release conditions and for no additional consideration, Equity Securities, Debt Securities, Warrants, Units or any combination thereof. Subscription receipts will be issued pursuant to one or more subscription receipt agreements (each, a "Subscription Receipt Agreement"), each to be entered into between the Company and an escrow agent (the "Escrow Agent") that will be named in the relevant Prospectus Supplement. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof or the laws of the United States or a state thereof and authorized to carry on business as a trustee. If underwriters or agents are used in the sale of any Subscription Receipts, one or more of such underwriters or agents may also be a party to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriter or agent.

The following description sets forth certain general terms and provisions of Subscription Receipts that may be issued hereunder and is not intended to be complete. The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement. Prospective investors should refer to the Subscription Receipt Agreement relating to the specific Subscription Receipts being offered for the complete terms of the Subscription Receipts. The Company will file a copy of any Subscription Receipt Agreement relating to an offering of Subscription Receipts with the SEC and such Subscription Receipt Agreement will be available electronically at www.sec.gov.

General

The Prospectus Supplement and the Subscription Receipt Agreement for any Subscription Receipts that the Company may offer will describe the specific terms of the Subscription Receipts offered. This description may include, but may not be limited to, any of the following, if applicable:

• the designation and aggregate number of Subscription Receipts being offered;

• the price at which the Subscription Receipts will be offered;

• the designation, number and terms of the Equity Securities, Debt Securities, Warrants, Unites or any combination thereof to be received by the holders of Subscription Receipts upon satisfaction of the release conditions, and any procedures that will result in the adjustment of those numbers;

• the conditions (the "Release Conditions") that must be met in order for holders of Subscription Receipts to receive, for no additional consideration, the Equity Securities, Debt Securities, Warrants, Unites or any combination thereof;

• the procedures for the issuance and delivery of the Equity Securities, Debt Securities, Warrants, Unites or any combination thereof to holders of Subscription Receipts upon satisfaction of the Release Conditions;

• whether any payments will be made to holders of Subscription Receipts upon delivery of the Equity Securities, Debt Securities, Warrants, Unites or any combination thereof upon satisfaction of the Release Conditions;

• the identity of the Escrow Agent;

• the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of Subscription Receipts, together with interest and income earned thereon (collectively, the "Escrowed Funds"), pending satisfaction of the Release Conditions;

• the terms and conditions pursuant to which the Escrow Agent will hold Equity Securities, Debt Securities, Warrants, Units or any combination thereof pending satisfaction of the Release Conditions;

• the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;

• if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commissions in connection with the sale of the Subscription Receipts;

• procedures for the refund by the Escrow Agent to holders of Subscription Receipts of all or a portion of the subscription price of their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

• any contractual right of rescission to be granted to initial purchasers of Subscription Receipts in the event that this Prospectus, the Prospectus Supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;

• any entitlement of the Company to purchase the Subscription Receipts in the open market by private agreement or otherwise;

• whether the Company will issue the Subscription Receipts as Global Securities and, if so, the identity of the depository for the Global Securities;

• whether the Company will issue the Subscription Receipts as bearer securities, as registered securities or both;

• provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms of the Subscription Receipts, including upon any subdivision, consolidation, reclassification or other material change of the Equity Securities, Debt Securities, Warrants or other the Company securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Company's assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

• whether the Company will apply to list the Subscription Receipts on a securities exchange or automated interdealer quotation system;

• material Canadian and United States federal income tax consequences of owning the Subscription Receipts; and

• any other material terms or conditions of the Subscription Receipts.

Rights of Holders of Subscription Receipts Prior to Satisfaction of Release Conditions

The holders of Subscription Receipts will not be, and will not have the rights of, shareholders of the Company. Holders of Subscription Receipts are entitled only to receive Equity Securities, Debt Securities, Warrants, Units or any combination thereof on exchange of their Subscription Receipts, plus any cash payments, all as provided for under the Subscription Receipt Agreement and only once the Release Conditions have been satisfied. If the Release Conditions are not satisfied, holders of Subscription Receipts shall be entitled to a refund of all or a portion of the subscription price thereof and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the Subscription Receipt Agreement.

Escrow

The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts, plus their pro rata entitlement to interest earned or income generated on such amount, if provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement. Common Shares or Warrants may be held in escrow by the Escrow Agent and will be released to the holders of Subscription Receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Modifications

The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the Subscription Receipts issued thereunder may be made by way of a resolution of holders of Subscription Receipts at a meeting of such holders or consent in writing from such holders. The number of holders of Subscription Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

The Subscription Receipt Agreement will also specify that the Company may amend any Subscription Receipt Agreement and the Subscription Receipts, without the consent of the holders of the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of the holders of outstanding Subscription Receipts or as otherwise specified in the Subscription Receipt Agreement.

DESCRIPTION OF DEBT SECURITIES

The Debt Securities may be issued in one or more series under an indenture (the "Indenture") to be entered into between the Company and one or more trustees (the "Trustee") that may be named in a Prospectus Supplement for a series of Debt Securities. To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the form of the Indenture to be entered into has been or will be filed with the SEC as an exhibit to the registration statement and will be filed with the securities commissions or similar authorities in Canada when it is entered into. The Company may issue Debt Securities, separately or together, with Common Shares, Preferred Shares, Subscription Receipts, Warrants or Units or any combination thereof, as the case may be.

The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. The following sets forth certain general terms and provisions of the Debt Securities. The particular terms and provisions of a series of Debt Securities offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Debt Securities, will be described in the applicable Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

  the specific designation of the Debt Securities;

  any limit on the aggregate principal amount of the Debt Securities;

  the date or dates, if any, on which the Debt Securities will mature and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;

  the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities;

  the terms and conditions under which the Company may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;

  the terms and conditions upon which the Company may redeem the Debt Securities, in whole or in part, at its option;

  the covenants applicable to the Debt Securities;

  the terms and conditions for any conversion or exchange of the Debt Securities for any other securities;

  the extent and manner, if any, to which payment on or in respect of the Debt Securities of the series will be senior or will be subordinated to the prior payment of other liabilities and obligations of the Company;

  whether the Debt Securities will be secured or unsecured;

  whether the Debt Securities will be issuable in the form of global securities ("Global Securities"), and, if so, the identity of the depositary for such Global Securities;

  the denominations in which Debt Securities will be issuable, if other than denominations of US$1,000 or integral multiples of US$1,000;

  each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

  if other than United States dollars, the currency in which the Debt Securities are denominated or the currency in which we will make payments on the Debt Securities;

  material Canadian federal income tax consequences and United States federal income tax consequences of owning the Debt Securities;

  any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities; and

  any other terms, conditions, rights or preferences of the Debt Securities which apply solely to the Debt Securities.

If the Company denominates the purchase price of any of the Debt Securities in a currency or currencies other than United States dollars or a non-United States dollar unit or units, or if the principal of and any premium and interest on any Debt Securities is payable in a currency or currencies other than United States dollars or a non-United States dollar unit or units, the Company will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such non-United States dollar currency or currencies or non-United States dollar unit or units in the applicable Prospectus Supplement.

Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

The terms on which a series of Debt Securities may be convertible into or exchangeable for Common Shares or other securities of the Company will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of Common Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.

To the extent any Debt Securities are convertible into Common Shares or other securities of the Company, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

This Prospectus does not qualify for issuance Debt Securities, or Securities convertible into or exchangeable for Debt Securities, in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. For greater certainty, this Prospectus may qualify for issuance Debt Securities, or Securities convertible into or exchangeable for Debt Securities, in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers' acceptance rate, or to recognized market benchmark interest rates such as CDOR (the Canadian Dollar Offered Rate) or a United States federal funds rate.

The foregoing summary of certain of the principal provisions of the Securities is a summary of anticipated terms and conditions only and is qualified in its entirety by the description in the applicable Prospectus Supplement under which any Securities are being offered.

CONTRACTUAL RIGHTS OF RESCISSION

Original purchasers of Securities which are convertible, exchangeable or exercisable for other securities of the Company, including Subscription Receipts and Warrants if offered separately without any other Securities, will have a contractual right of rescission against the Company in respect of the conversion, exchange or exercise of such Securities. The contractual right of rescission will entitle such original purchasers to receive the amount paid upon conversion, exchange or exercise, upon surrender of the underlying securities gained thereby, in the event that this Prospectus, the relevant Prospectus Supplement or an amendment thereto contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of such Securities under this Prospectus and the applicable Prospectus Supplement; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of such Securities under this Prospectus and the applicable Prospectus Supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

TRADING

The Company's Common Shares are listed and posted for trading on the NASDAQ under the symbol "IPA".

DILUTION

Purchasers of Securities in an Offering may suffer immediate and substantial dilution in the net tangible book value per share of Common Shares. Dilution in net tangible book value per share represents the difference between the amount per Share paid by purchasers in an Offering and the net tangible book value per share of Common Shares immediately after an Offering.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commissions and expenses reimbursed by us, if any, to be incurred in connection with a distribution of an assumed amount of $300,000,000 of Securities under the Offering.

SEC registration fees		$33,060
Printing Expenses		(1)
Legal fees and expenses		(1)
Accountants' fees and expenses		(1)
Transfer agent fees and expenses		(1)
Miscellaneous		(1)
Total	$

Notes:

(1)	To be provided by a Prospectus Supplement, or as an exhibit to a Report on Form 6-K that is incorporated by reference into this Prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Lavery, de Billy, L.L.P., Canadian counsel to the Company, the following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations generally applicable under the Income Tax Act (Canada) and the regulations promulgated thereunder (the "Tax Act") to a holder who acquires, as beneficial owner, Common Shares in any offering under this Prospectus, and who, for purposes of the Tax Act and at all relevant times beneficially holds the common shares as capital property and deals at arm's length with, and is not affiliated with the Company or the underwriters (a "Holder").

Generally, the Common Shares will be considered to be capital property to a Holder provided the Holder does not hold the Common Shares in the course of carrying on a business of trading or dealing in securities and has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is not applicable to a Holder: (a) that is a "financial institution", as defined in the Tax Act for the purposes of the mark-to-market rules; (b) that is a "specified financial institution", as defined in the Tax Act; (c) an interest in which is a "tax shelter investment", as defined in the Tax Act; (d) that reports its "Canadian tax results", as defined the Tax Act in a currency other than Canadian currency; (e) who has entered into or will enter into, in respect of the Common Shares a "derivative forward agreement", or a "synthetic disposition arrangement", as defined in the Tax Act; (f) that is exempt from tax under Part I of the Tax Act; or (g) that is a corporation resident in Canada, and is, or becomes, or does not deal at arm's length with a corporation resident in Canada that is or becomes, as part of a transaction or event or series of transactions or events that includes the acquisition of the Common Shares, controlled by a non-resident person (or a group of such persons that do not deal at arm's length) for the purposes of the "foreign affiliate dumping" rules in section 212.3 of the Tax Act. Such Holders should consult their tax advisors to determine the tax consequences to them of the acquisition, holding and disposition of the Common Shares.

This summary is based upon the current provisions of the Tax Act in force as of the date hereof, all specific proposals (the "Proposed Amendments"), to amend the Tax Act that have been publicly and officially announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof and counsels' understanding of the current administrative policies and practices of the Canada Revenue Agency (the "CRA"), published in writing by it prior to the date hereof. This summary assumes the Proposed Amendments will be enacted in the form proposed. However, no assurance can be given that the Proposed Amendments will be enacted in their current form, or at all. Except for the Proposed Amendments, this summary does not take into account or anticipate any changes in the law or any changes in the CRA's administrative policies or practices, whether by legislative, governmental or judicial action or decision, nor does it take into account or anticipate any other federal or any provincial, territorial or foreign tax considerations, which may differ significantly from those discussed herein. Holders are urged to consult their tax advisors about the specific tax consequences to them of acquiring, holding and disposing of the Common Shares.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any prospective purchaser or holder of the Common Shares, and no representations with respect to the income tax consequences to any prospective purchaser or holder are made. Consequently, prospective purchasers or holders of the Common Shares should consult their tax advisors with respect to their particular circumstances.

Currency Conversion

Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the Common Shares and dividends must be converted into Canadian dollars based on the exchange rates as determined in accordance with the Tax Act. These amounts reported may be affected by fluctuations in foreign exchange rates.

Residents of Canada

The following discussion applies to Holders who, at all relevant times, are or are deemed to be residents of Canada for the purposes of the Tax Act, ("Canadian Holders").

This summary does not address the deductibility of interest by a purchaser who has borrowed money or otherwise incurred debt to acquire  the Common Shares. Certain Canadian Holders whose Common Shares might not otherwise constitute capital property may be entitled to make, in certain circumstances, an irrevocable election, in accordance with subsection 39(4) of the Tax Act, to have their Common Shares and every other "Canadian security", as defined in subsection 39(6) of the Tax Act, held by them deemed to be capital property for the purposes of the Tax Act. Canadian Holders contemplating such an election should first consult with their tax advisors.

Taxation of Dividends

In the case of a Canadian Holder who is an individual (including certain trusts), dividends received or deemed to be received on the common shares will be included in computing the Canadian Holder's income and will be subject to the gross-up and dividend tax credit rules that generally apply to taxable dividends received from taxable Canadian corporations. Provided we make the appropriate designations (which may include by way of a notice published on our website), any such dividend will be treated as an "eligible dividend" for the purposes of the Tax Act and a Canadian Holder who is an individual will be entitled to an enhanced dividend tax credit in respect of such dividend. There may be limitations to our ability to designate dividends and deemed dividends as eligible dividends. Dividends received or deemed to be received by a Canadian Holder who is an individual (including certain trusts) may result in such Resident Holder being liable for alternative minimum tax under the Tax Act. Canadian Holders who are individuals should consult their tax advisors in this regard.

Dividends received or deemed to be received on the Common Shares by a Canadian Holder that is a corporation will be required to be included in computing the corporation's income for the taxation year in which such dividends are received, but such dividends will generally be deductible in computing the corporation's taxable income, subject to all of the rules and restrictions under the Tax Act in that regard. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received by a Canadian Holder that is a corporation as proceeds of disposition or a capital gain. Such Canadian Holders should consult their own tax advisors.

A Canadian Holder that is a "private corporation" or a "subject corporation" (each as defined in the Tax Act) may be liable under Part IV of the Tax Act to pay a potentially refundable tax on dividends received or deemed to be received on the Common Shares to the extent that such dividends are deductible in computing the Resident Holder's taxable income for the taxation year.

Dispositions - Taxation of Capital Gains and Capital Losses

Upon a disposition or deemed disposition of the Common Shares (except to the Corporation, unless purchased by the Corporation in the open market in the manner in which shares are normally purchased by any member of the public in the open market), a capital gain (or capital loss) will generally be realized by a Canadian Holder to the extent that the proceeds of disposition exceed (or are exceeded by) the aggregate of the adjusted cost base of the Common Shares to the Holder immediately before the disposition or deemed disposition and any reasonable costs of disposition. The adjusted cost base of such Common Shares to a Resident Holder will be determined by averaging the cost of such Common Shares with the adjusted cost base of all other Common Shares of the Corporation held by the Resident Holder as capital property and by making certain other adjustments required under the Tax Act.

Generally, one-half of the amount of any capital gain, (a "taxable capital gain"), realized by a Canadian Holder in a taxation year must be included in the Resident Holder's income in the year. Subject to and in accordance with the provisions of the Tax Act, one-half of the amount of any capital loss, (an "allowable capital loss"), realized by a Canadian Holder in a taxation year must be deducted by such Canadian Holder against taxable capital gains realized by such Canadian Holder in that year. Allowable capital losses in excess of taxable capital gains realized in a taxation year may be carried back and deducted in any of the three preceding taxation years or in any subsequent year (against net taxable capital gains realized in such years) to the extent and under the circumstances described in the Tax Act. If the Canadian Holder is a corporation, the amount of any such capital loss realized on the sale of the Common Shares may, in certain circumstances, be reduced by the amount of any dividends, including deemed dividends, which have been received on such Common Shares or Common Shares of the Corporation.

A Canadian Holder that is an individual (other than certain trusts) that realizes a capital gain on the disposition or deemed disposition of Common Shares may be liable for alternative minimum tax under the Tax Act. Canadian Holders that are individuals should consult their own tax advisors in this regard.

A Canadian Holder that is a "Canadian-controlled private corporation" (as defined in the Tax Act) or a "substantive CCPC" (as proposed to be defined in the Tax Act pursuant to the draft legislative proposals dated August 9 and November 3, 2022 issued by the Minister of Finance (Canada)) throughout its taxation year may be liable to pay an additional refundable tax on certain investment income, including taxable capital gains. Such Canadian Holders should consult their tax advisors regarding their particular circumstances.

Eligibility for Investment

Based on the current provisions of the Tax Act, if issued on the date hereof and provided they are at all times listed on a "designated stock exchange" (as defined in the Tax Act, which currently includes the TSX and NASDAQ), the Common Shares should be qualified investments under the Tax Act for trusts governed by registered retirement savings plans, registered retirement income funds, registered education savings plans, registered disability savings plans, first home savings account and tax-free savings accounts, collectively, "Registered Plans", and deferred profit sharing plans, each as defined in the Tax Act.

Notwithstanding that the Common Shares may be a qualified investment for a Registered Plan, if the Common Shares are a "prohibited investment" within the meaning of the Tax Act for the Registered Plan, the annuitant, holder or subscriber thereof, as the case may be, will be subject to a penalty tax under the Tax Act. The Common Shares generally will not be a "prohibited investment" for a Registered Plan provided the annuitant, holder or subscriber thereof, as the case may be: (i) deals at arm's length with the Corporation for the purposes of the Tax Act; and (ii) does not have a "significant interest" (as defined in the Tax Act for purposes of the prohibited investment rules) in the Corporation. In addition, the Common Shares will not be a prohibited investment if they are "excluded property" (as defined in the Tax Act for purposes of the prohibited investment rules) for the Registered Plan.

Prospective purchasers who intend to hold the Common Shares in a Registered Plan should consult their tax advisors regarding their particular circumstances.

Non-Residents of Canada

The following discussion applies to Holders who, for the purposes of the Tax Act, and at all relevant times, are not, and are not deemed to be, resident in Canada and who do not use or hold and will not be deemed to use or hold, the Common Shares in connection with, or in the course of carrying on, a business or part of a business in Canada (a "Non-Resident Holder"). In addition, this discussion does not apply to an insurer that carries on an insurance business in Canada and elsewhere or an "authorized foreign bank" (within the meaning of the Tax Act), and such Holders should consult their tax advisors to determine the tax consequences to them of the acquisition, holding and disposition of the Common Shares.

Disposition of Common Shares

A Non-Resident Holder will not generally be subject to tax under the Tax Act on a disposition of a Common Share, unless the Common Share constitutes "taxable Canadian property" (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention.

Provided the Common Shares are listed on a "designated stock exchange", as defined in the Tax Act (which currently includes the TSX and NASDAQ) at the time of disposition, the Common Shares will generally not constitute taxable Canadian property of a Non-Resident Holder at that time, unless at any time during the 60-month period immediately preceding the disposition the following two conditions are satisfied concurrently: (i) (a) the Non-Resident Holder; (b) persons with whom the Non-Resident Holder did not deal at arm's length; (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; or (d) any combination of the persons and partnerships described in (a) through (c), owned 25% or more of the issued shares of any class or series of our hares; and (ii) more than 50% of the fair market value of  our shares was derived directly or indirectly from one or any combination of: real or immovable property situated in Canada, "Canadian resource properties", "timber resource properties" (each as defined in the Tax Act), and options in respect of, or interests in or for civil law rights in, such properties. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, the Common Shares could be deemed to be taxable Canadian property. Even if the Common Shares are taxable Canadian property to a Non-Resident Holder, such Non-Resident Holder may be exempt from tax under the Tax Act on the disposition of such Common Shares by virtue of an applicable income tax treaty or convention. A Non-Resident Holder contemplating a disposition of Common Shares that may constitute taxable Canadian property should consult a tax advisor prior to such disposition.

Receipt of Dividends

Dividends received or deemed to be received by a Non-Resident Holder on the Common Shares will be subject to Canadian withholding tax under the Tax Act. The general rate of withholding tax is 25%, although such rate may be reduced under the provisions of an applicable income tax convention between Canada and the Non-Resident Holder's country of residence. For example, under the Canada-United States Income Tax Convention (1980) as amended (the "Treaty"), the rate is generally reduced to 15% where the Non-Resident Holder is a resident of the United States for the purposes of, and is entitled to the benefits of, the Treaty. Non-Resident Holders should consult their tax advisors in this regard.

To the extent a Prospectus Supplement qualifies the distribution of Securities other than Common Shares, such Prospectus Supplement may also describe certain Canadian federal income tax considerations generally applicable to the purchase, holding and disposition of those Securities by an investor who is a resident of Canada.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN COMMON SHARES OR OTHER SECURITIES IN LIGHT OF THE INVESTOR'S OWN CIRCUMSTANCES.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership, and disposition of Common Shares acquired pursuant to an Offering.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder arising from and relating to the acquisition, ownership, and disposition of Common Shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including, without limitation, specific tax consequences to a U.S. Holder under an applicable income tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. This summary does not address the U.S. federal alternative minimum, U.S. federal net investment income, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences to U.S. Holders of the acquisition, ownership, and disposition of Common Shares. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each prospective U.S. Holder should consult its own tax advisor regarding the U.S. federal income, U.S. federal alternative minimum, U.S. federal net investment income, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership, and disposition of Common Shares.

No ruling from the Internal Revenue Service (the "IRS") has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Common Shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary.

Scope of this Summary

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Treaty, and U.S. court decisions that are applicable, and, in each case, as in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied retroactively. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term "U.S. Holder" means a beneficial owner of Common Shares acquired pursuant to an Offering that is for U.S. federal income tax purposes:

  an individual who is a citizen or resident of the United States;

  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

  a trust that (i) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders

For purposes of this summary, a "non-U.S. Holder" is a beneficial owner of Common Shares acquired pursuant to an Offering that is not a U.S. Holder and is not a partnership for U.S. federal income tax purposes. This summary does not address the U.S. federal income tax consequences to non-U.S. Holders arising from and relating to the acquisition, ownership and disposition of Common Shares acquired pursuant to an Offering. Accordingly, a non-U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences (including the potential application and operation of any income tax treaties) relating to the acquisition, ownership and disposition of Common Shares acquired pursuant to an Offering.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders that:  (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a "functional currency" other than the U.S. dollar; (e) own Common Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) acquire Common Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold Common Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are partnerships or other flow-through entities (and partners or other owners thereof); (i) are S corporations (and shareholders thereof); (j) hold Common Shares in connection with a trade or business, permanent establishment, or fixed base outside the United States; (k) are subject to the alternative minimum tax; (l) are U.S. expatriates or former long-term residents of the United States; (m) are subject to special tax accounting rules; or (n) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of the outstanding shares of the Company. U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisor regarding the U.S. federal income, U.S. federal alternative minimum, U.S. federal net investment income, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of Common Shares.

If an entity or arrangement that is classified as a partnership (or other "pass-through" entity) for U.S. federal income tax purposes holds Common Shares, the U.S. federal income tax consequences to such entity and the partners (or other owners) of such entity generally will depend on the activities of the entity and the status of such partners (or owners). This summary does not address the tax consequences to any such partner (or owner). Partners (or other owners) of entities or arrangements that are classified as partnerships or as "pass-through" entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of Common Shares.

Ownership and Disposition of Common Shares

The following discussion is subject in its entirety to the rules described below under the heading "Passive Foreign Investment Company Rules".

Taxation of Distributions

The Company does not intend to declare or pay any cash dividends in the foreseeable future. A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a Common Share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the current or accumulated "earnings and profits" of the Company, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds the current and accumulated "earnings and profits" of the Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder's tax basis in the Common Shares and thereafter as gain from the sale or exchange of such Common Shares (see "Sale or Other Taxable Disposition of Common Shares" below). However, the Company may not maintain the calculations of its earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder may have to assume that any distribution by the Company with respect to the Common Shares will constitute dividend income. Dividends received on Common Shares by corporate U.S. Holders generally will not be eligible for the "dividends received deduction" allowed to corporations under the Code with respect to dividends received from domestic corporations. Subject to applicable limitations and provided the Company is eligible for the benefits of the Treaty or the Common Shares are readily tradable on a United States securities market, dividends paid by the Company to non-corporate U.S. Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that the Company not be classified as a PFIC (as defined below) in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Common Shares

A U.S. Holder will generally recognize gain or loss on the sale or other taxable disposition of Common Shares in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder's tax basis in such Common Shares sold or otherwise disposed of. Any such gain or loss generally will be capital gain or loss, which will be long-term capital gain or loss if, at the time of the sale or other disposition, such Common Shares are held for more than one year.

Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Passive Foreign Investment Company Rules

If the Company were to constitute a "passive foreign investment company" ("PFIC") for any year during a U.S. Holder's holding period, then certain potentially adverse rules would affect the U.S. federal income tax consequences to a U.S. Holder resulting from the acquisition, ownership and disposition of Common Shares. The Company believes that it was not a PFIC for its prior tax year, and based on current business plans and financial expectations, the Company expects that it will not be a PFIC for its current tax year and expects that it will not be a PFIC for the foreseeable future. No opinion of legal counsel or ruling from the IRS concerning the status of the Company as a PFIC has been obtained or is currently planned to be requested. However, PFIC classification is fundamentally factual in nature, generally cannot be determined until the close of the tax year in question, and is determined annually. In addition, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. Consequently, there can be no assurance that the Company has never been, is not, and will not become a PFIC for any tax year during which U.S. Holders hold Common Shares.

In any year in which the Company is classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

The Company generally will be a PFIC if, after the application of certain "look-through" rules with respect to subsidiaries in which the Company holds at least 25% of the value of such subsidiary, for a tax year, (a) 75% or more of the gross income of the Company for such tax year is passive income (the "income test") or (b) 50% or more of the value of the Company's assets either produce passive income or are held for the production of passive income (the "asset test"), based on the quarterly average of the fair market value of such assets. "Gross income" generally includes all sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and "passive income" generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. In addition, for purposes of the PFIC income test and asset test described above and assuming certain other requirements are met, "passive income" does not include certain interest, dividends, rents or royalties that are received or accrued by the Company from a "related person" (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income and certain other requirements are satisfied. Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all of a foreign corporation's commodities are stock in trade or inventory, depreciable property used in a trade or business or supplies regularly used or consumed in the ordinary course of its trade or business, and certain other requirements are satisfied.

Under certain attribution rules, if the Company is a PFIC, U.S. Holders will be deemed to own their proportionate share of any subsidiary of the Company which is also a PFIC (a "Subsidiary PFIC"), and will be subject to U.S. federal income tax on (i) a distribution on the shares of a Subsidiary PFIC or (ii) a disposition of shares of a Subsidiary PFIC, both as if the holder directly held the shares of such Subsidiary PFIC.

If the Company were a PFIC in any tax year during which a U.S. Holder held Common Shares, such holder generally would be subject to special rules with respect to "excess distributions" made by the Company on the Common Shares and with respect to gain from the disposition of Common Shares. An "excess distribution" generally is defined as the excess of distributions with respect to the Common Shares received by a U.S Holder in any tax year over 125% of the average annual distributions such U.S. Holder has received from the Company during the shorter of the three preceding tax years, or such U.S. Holder's holding period for the Common Shares. Generally, a U.S. Holder would be required to allocate any excess distribution or gain from the disposition of the Common Shares ratably over its holding period for the Common Shares. Such amounts allocated to the year of the disposition or excess distribution would be taxed as ordinary income, and amounts allocated to prior tax years would be taxed as ordinary income at the highest tax rate in effect for each such year and an interest charge at a rate applicable to underpayments of tax would apply.

While there are U.S. federal income tax elections that sometimes can be made to mitigate these adverse tax consequences (including the "QEF Election" under Section 1295 of the Code and the "Mark-to-Market Election" under Section 1296 of the Code), such elections are available in limited circumstances and must be made in a timely manner.

U.S. Holders should be aware that, for each tax year, if any, that the Company is a PFIC, the Company can provide no assurances that it will satisfy the record keeping requirements of a PFIC, or that it will make available to U.S. Holders the information such U.S. Holders require to make a QEF Election with respect to the Company or any Subsidiary PFIC.

Certain additional adverse rules may apply with respect to a U.S. Holder if the Company is a PFIC, regardless of whether the U.S. Holder makes a QEF Election. These rules include special rules that apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. U.S. Holders should consult their own tax advisors regarding the potential application of the PFIC rules to the ownership and disposition of Common Shares, and the availability of certain U.S. tax elections under the PFIC rules.

Additional Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or on the sale, exchange or other taxable disposition of Common Shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Dividends paid on the Common Shares will be treated as foreign-source income, and generally will be treated as "passive category income" or "general category income" for U.S. foreign tax credit purposes. Any gain or loss recognized on a sale or other disposition of Common Shares generally will be United States source gain or loss. Certain U.S. Holders that are eligible for the benefits of the Treaty may elect to treat such gain or loss as Canadian source gain or loss for U.S. foreign tax credit purposes. The Code applies various complex limitations on the amount of foreign taxes that may be claimed as a credit by U.S. taxpayers. In addition, Treasury Regulations that apply to foreign taxes paid or accrued (the "Foreign Tax Credit Regulations") impose additional requirements for Canadian withholding taxes to be eligible for a foreign tax credit, and there can be no assurance that those requirements will be satisfied.

Subject to the PFIC rules and the Foreign Tax Credit Regulations discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Common Shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax. Generally, a credit will reduce a U.S. Holder's U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder's income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year. The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder's particular circumstances. Accordingly, each U.S. Holder should consult its own U.S. tax advisor regarding the foreign tax credit rules.

Backup Withholding and Information Reporting

Under U.S. federal income tax law and Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a foreign entity. U. S. Holders may be subject to these reporting requirements unless their Common Shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file an IRS Form 8938.

Payments made within the U.S. or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of, Common Shares will generally be subject to information reporting and backup withholding tax, currently at the rate of 24%, if a U.S. Holder (a) fails to furnish such U.S. Holder's correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules generally will be allowed as a credit against a U.S. Holder's U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF COMMON SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR OWN PARTICULAR CIRCUMSTANCES.

WHERE YOU CAN GET MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this Prospectus and any accompanying prospectus supplement, as applicable. This Prospectus and any accompanying prospectus supplement, which constitute a part of that registration statement, do not contain all of the information set forth in that registration statement and its exhibits. For further information with respect to us and our securities, you should consult the registration statement and its exhibits.

We are required to file with the securities commission or authority in each of the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island, and Newfoundland¸ in Canada, annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also must file reports with, and furnish other information to, the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as United States companies. However, we file with the SEC an annual report on Form 40-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information.

The SEC maintains an internet site (www.sec.gov) that makes available reports and other information that we file or furnish electronically with it.

DOCUMENTS ON DISPLAY

Copies of the documents referred to in this Prospectus, or in the registration statement, may be inspected at our registered office at 3204-4464 Markham Street Victoria, British Columbia V8Z 7X8 during normal business hours.

EXPERTS

The audited consolidated financial statements incorporated by reference in this Prospectus and elsewhere in this registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Certain Canadian legal matters relating to the validity of the securities offered by this Prospectus are being passed upon by Bennett Jones LLP, our British Columbia counsel.

INTEREST OF EXPERTS AND COUNSEL

To our knowledge, none of the experts or counsel named in this Prospectus held, at the time they prepared or certified such statement, report or valuation, received after such time or will receive any registered or beneficial interest, direct or indirect, in any securities or other property of our Company or one of our associates or affiliates otherwise than by remuneration as employees or consultants of our business, none of which is contingent on the success of an offering of the Securities.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Sections 160 to 163 of the Business Corporations Act (British Columbia) provide as follows:

160	Subject to section 163, a company may do one or both of the following:

(a)	indemnify an eligible party against all eligible penalties to which the eligible party is or may be liable;

(b)	after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding.

161

Subject to section 163, a company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party

(a)	has not been reimbursed for those expenses, and

(b)	is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

162 (1)

Subject to section 163 and subsection (2) of this section, a company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding.

(2)

A company must not make the payments referred to in subsection (1) unless the company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by section 163, the eligible party will repay the amounts advanced.

163 (1)	A company must not indemnify an eligible party under section 160(a) or pay the expenses of an eligible party under section 160(b), 161 or 162 if any of the following circumstances apply:

(a)

if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(b)

if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(c)

if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, as the case may be;

(d)

(d) in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party's conduct in respect of which the proceeding was brought was lawful.

(2)	If an eligible proceeding is brought against an eligible party by or on behalf of the company or by or on behalf of an associated corporation, the company must not do either of the following:

(a)	indemnify the eligible party under section 160(a) in respect of the proceeding;

(b)	pay the expenses of the eligible party under section 160(b), 161 or 162 in respect of the proceeding.

Article 21 of the Articles of the Registrant provides as follows:

21.2	Mandatory Indemnification of Directors and Former Directors

Subject to the Business Corporations Act, the Company must indemnify a director, former director or alternate director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 21.2.

21.3	Indemnification of Other Persons

Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person. This is covered by ensuring that the Company carry the appropriate insurance ie. General commercial liability, errors and omissions, product liability, key person insurance.

21.4	Non-Compliance with Business Corporations Act

The failure of a director, alternate director or officer of the Company to comply with the Business Corporations Act or these Articles does not invalidate any indemnity to which they are entitled under this Part.

21.5	Company May Purchase Insurance

The Company may purchase and maintain insurance for the benefit of any person (or their heirs or legal personal representatives) who:

(1)	is or was a director, alternate director, officer, employee or agent of the Company;

(2)	is or was a director, alternate director, officer, employee or agent of a corporation at a time the corporation is or was an affiliate of the Company;

(3)	at the request of the Company, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;

(4)	at the request of the Company, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by them as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

To the extent permitted by law, the Company has entered into an indemnification agreement with its directors for liabilities incurred while performing their duties. The Company also maintains directors' & officers' liability insurance which protects individual directors and officers and the Company against claims made, provided they acted in good faith on behalf of the Company, subject to policy restrictions.

Item 8. Exhibits.

Exhibit No.	Exhibit Description

1.1*	Form of Underwriting Agreement for Common Shares, Warrants, Preferred Shares, Subscription Receipts, Debt Securities, Units

4.1	Notice of Articles and Articles of ImmunoPrecise Antibodies Ltd.

4.2	ImmunoPrecise Antibodies Ltd. Stock Option Plan, as amended (incorporated by reference to Exhibit 99.1 of the Registrant’s Report on Form 6-K, furnished to the Commission on April 24, 2023)

4.3	Form of Debenture Indenture

4.4	Form of Specimen Stock Certificate

4.5*	Form of Warrant Indenture

4.6*	Form of Subscription Receipt Agreement

4.7*	Form of Unit Agreement

5.1	Opinion of Bennett Jones LLP regarding legality of securities being registered.

23.1	Consent of Bennett Jones LLP (contained in Exhibit 5.1).

23.2	Consent of Grant Thornton LLP

23.3	Consent of Lavery, de Billy, L.L.P

24.1	Power of Attorney (included as part of signature page to this Registration Statement).

107	Filing Fee Table

* To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, including any Report of Foreign Private Issuer on Form 6-K, and incorporated herein by reference if necessary or required by the transaction.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Victoria, Province of British Columbia, on July 10, 2023.

IMMUNOPRECISE ANTIBODIES LTD

By:	/s/ Jennifer L. Bath
Jennifer L. Bath
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, the undersigned officers and directors of ImmunoPrecise Antibodies Ltd., hereby severally constitute and appoint Jennifer L. Bath and Brad McConn, and each of them singly (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jennifer L. Bath	Chief Executive Officer and Director (Principal Executive Officer)	July 10, 2023
Jennifer L. Bath

/s/ Brad McConn	Chief Financial Officer (Principal Financial and Accounting Officer)	July 10, 2023
Brad McConn

/s/ James Kuo	Director	July 10, 2023
James Kuo

/s/ Lisa Helbling	Director	July 10, 2023
Lisa Helbling

/s/ Gregory Smith	Director	July 10, 2023
Gregory S. Smith

/s/ Robert D. Burke	Director	July 10, 2023
Robert D. Burke

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of ImmunoPrecise Antibodies Ltd. in the United States, on July 10, 2023.

By: /s/ Jennifer L. Bath
Name: Jennifer L. Bath
Title: President and CEO

ImmunoPrecise Antibodies Ltd.

Up to U.S.$60,000,000

Common Shares

PROSPECTUS SUPPLEMENT

Clear Street

February 23, 2024